EXHIBIT 10.2



                          PURCHASE AND SALE AGREEMENT




                                     AMONG

                            BRISBANE PETROLEUM LTD.

                                    - AND -

                        DELBAERE ASSOCIATES PTY. LIMITED

                          (COLLECTIVELY AS THE VENDOR)

                                    - AND -



                         CHELSEA OIL AUSTRALIA PTY LTD

                               (AS THE PURCHASER)

                                    - AND -



                     AUSTRALIAN-CANADIAN OIL ROYALTIES LTD.

       (FOR THE SOLE PURPOSE OF THE ISSUANCE OF THE CONSIDERATION SHARES)








                    MADE AS OF THE 17TH DAY OF NOVEMBER 2011

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ARTICLE 1
         INTERPRETATION.......................................................2


ARTICLE 2
         CONDITIONS PRECEDENT................................................14


ARTICLE 3
         PURCHASE AND SALE...................................................17


ARTICLE 4
         TITLE AND RISK......................................................20


ARTICLE 5
         ASSUMED CONTRACTS...................................................20


ARTICLE 6
         ON AND AFTER CLOSING................................................22


ARTICLE 7
         INTERIM PROVISIONS..................................................23


ARTICLE 8
         DUE DILIGENCE.......................................................25


ARTICLE 9
         REPRESENTATIONS AND WARRANTIES......................................30


ARTICLE 10
         CONFIDENTIALITY.....................................................39

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ARTICLE 11
         LIABILITIES AND INDEMNITIES.........................................40


ARTICLE 12
         INDEPENDENT EXPERT DETERMINATIONS...................................44


ARTICLE 13
         GST.................................................................45


ARTICLE 14
         STAMP DUTY..........................................................47


ARTICLE 15
         MISCELLANEOUS.......................................................47

SCHEDULES
---------

SCHEDULE "A"            -    Lands
                        -    Petroleum and Natural Gas Rights
                        -    Wells

SCHEDULE "B"            -    Facilities
                        -    Leased Tangibles
                        -    Assumed Contracts
SCHEDULE "C"            -    AFEs

SCHEDULE "D"            -    Not Used

SCHEDULE "E"            -    Not Used

SCHEDULE "F"            -    Form of Royalty Deed

SCHEDULE "G"            -    Allocation of Consideration

SCHEDULE "H"            -    Form of Promissory Notes

SCHEDULE "I"            -    Form of Security

SCHEDULE "J"            -    Form of Share Exchange Agreement

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                          PURCHASE AND SALE AGREEMENT

THIS AGREEMENT is made this 17th day of November 2011.

AMONG:

     BRISBANE PETROLEUM LTD. ACN 009 065 043,a body corporate incorporated under the laws of Australia, having an office in the City of Sydney, New South Wales (hereinafter referred to as "BPL")

                                    - and -

     DELBAERE ASSOCIATES PTY. LIMITED ACN003 197 939,a body corporate incorporated under the laws of Australia, having an office in the City of Sydney, New South Wales (hereinafter referred to as "DAPL")

     (BPL and DAPL hereinafter collectively referred to as the "VENDOR")

                                    - and -

     CHELSEA OILAUSTRALIA PTY LTD, a body corporate incorporated under the laws of Australia, having an office in the City of Brisbane, Queensland (hereinafter referred to as the "PURCHASER")

                                    - and -

     AUSTRALIAN-CANADIAN OIL ROYALTIES LTD., a body corporate incorporated under the laws of the Province of British Columbia and listed on the OTC Bulletin Board (hereinafter referred to as "ACOR")


WHEREAS the Vendor is the beneficial owner of the Assets;

AND WHEREAS the Purchaser is a wholly-owned subsidiary of ACOR;

AND WHEREAS the Vendor desires to sell and transfer the Assets to the Purchaser and the Purchaser desires to purchase and receive the Assets from the Vendor, subject to and in accordance with the terms and conditions hereof;

AND WHEREAS ACOR is a Party to this Agreement for the sole and limited purpose of the issuance of the Consideration Shares, subject to and in accordance with the terms and conditions hereof;

NOW THEREFORE in consideration of the premises hereto and of the covenants, warranties, representations, agreements and payments herein set forth and provided for, the Parties covenant and agree as follows:

                                       1
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                                   ARTICLE 1
                                 INTERPRETATION

1.1              DEFINITIONS

In this Agreement, unless the context otherwise requires, the words and phrases set forth below shall have the meaning ascribed thereto below, namely:

     (a) "ABANDONMENT AND RECLAMATION OBLIGATIONS" means all duties and obligations, whether arising under contract or Applicable Law, relating to:

          (i) the abandonment of any Wells and restoration and reclamation of the surface sites thereof and any other lands used to gain access thereto; and

          (ii) the closure, decommissioning, dismantling and removal of any structures, buildings, pipelines, facilities, equipment and other, tangible depreciable property and assets forming the Tangibles, together with the restoration and reclamation of the lands on or in which any of the foregoing are or were located and any other lands used to gain access thereto;

     (b) "AFES" means the authorities for expenditure, cash calls, operations notices, amounts budgeted and mail ballots, if any, set out in Schedule "C";

     (c) "AFFILIATE" of a Person means a corporation or partnership that controls the Person, is controlled by the Person or is controlled by the same Person, corporation or partnership that controls the Person and for which purpose a corporation shall be deemed to be controlled by those persons, corporations or partnerships who own (directly or indirectly) or effectively control, other than by way of a security interest only, sufficient voting shares of the corporation (whether directly through the ownership of shares of the corporation or indirectly through the ownership of shares of another corporation which directly or indirectly owns shares of the corporation) to elect the majority of its board of directors and a partnership shall be deemed to be controlled by those persons, corporations or partnerships that are able to determine policies or material decisions of that partnership, provided that a partnership which is composed solely of corporations which are Affiliates, as described above, shall be deemed to be an Affiliate of each such corporation and its other Affiliates;

     (d) "AGREEMENT" means this purchase and sale agreement including the recitals hereto, this clause and each Schedule, as may be amended after the date hereof by written agreement of the Parties;

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     (e)  "APPLICABLE LAW" means, in relation to any Person, property or circumstance, all laws and statutes, including regulations, rules, bylaws, ordinances and other statutory instruments enacted thereunder; all judgments, decrees, rulings and orders of courts, tribunals, commissions and other similar bodies of competent jurisdiction; all orders, rules, directives, policies and guidelines having force of law issued by any Governmental Authority; and all terms and conditions of the Petroleum Tenures and any Permits; that are in effect as of the relevant time and are applicable to such Person, property or circumstance;

     (f)  "APPROVALS" means the Purchaser's Approvals and the Vendor's
          Approvals;

     (g) "ASSETS" means the Petroleum and Natural Gas Rights, the Tangibles, the Assumed Contracts and the Miscellaneous Interests;

     (h) "ASSUMED CONTRACTS" means any and all contracts and agreements relating to the Petroleum and Natural Gas Rights or the Tangibles or either of them, including the agreements set out in Schedule B under the heading "Assumed Contracts";

     (i) "BUSINESS DAY" means a day other than a Saturday, a Sunday or a statutory holiday in Brisbane, Queensland or Vancouver, British Columbia;

     (j) "CLAIM" means any claim, demand, action, lawsuit, proceeding, arbitration or investigation, in each case, whether asserted, threatened, pending or existing;

     (k)  "CLAIM NOTICE" has the meaning specified in subclause 11.3(a);

     (l) "CLOSING" means the completion of the Transaction in accordance with the terms of this Agreement;

     (m)  "CLOSING DATE" means the date on which Closing occurs;

     (n)  "CLOSING TIME" means 10:00 a.m., on the later of:

          (i)  the 30th day of November, 2011;

          (ii) the fifth (5th) Business Day following the day on which all of the Conditions Precedent have been satisfied or waived in accordance with clause Article 2; or

               such other date or time as provided for in clause 8.4 or 8.7 or as may be mutually agreed in writing by the Parties;

     (o) "CONDITIONS PRECEDENT" means the conditions precedent to Closing set out in clause 2.1;

     (p)  "CONSIDERATION" means the:

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          (i)  issuance of the Promissory Notes;

          (ii) issuance of the Consideration Shares; and

          (iii) the execution and delivery of the Royalty Deed;

           by the Purchaser in accordance with this Agreement.

     (q) "CONSIDERATION SHARES" means8,571,429 fully paid common shares in the share capital of ACOR; 4,688,319 of which shall be issued to BPL or its designated nominee and 3,883,110 of which shall be issued to DAPL or its designated nominee;

     (r) "DEVELOPMENT PLAN" means, in respect of a Petroleum Tenure, the development plan approved under the P&G Act or the Petroleum Act, as applicable;

     (s) "DISCLOSURE LETTER" means the letter from the Vendor to the Purchaser dated the date of this Agreement and containing disclosures to the Warranties;

     (t)  "DOLLAR" or "$" means a U.S. dollar;

     (u) "ENCUMBRANCE" means any royalty, overriding royalty, profit interest, production payment or similar burden on production, mortgage, charge, pledge, lien, attachment, hypothecation or other encumbrance, security interest, deferred purchase, title retention, leasing, sale and purchase, sale and leaseback arrangement, call or put option, co-sale or tag-along right, farmout agreements under which the right to earn an interest has not yet expired or other Third Party rights of whatever nature or interest or any agreement for any of the same;

     (v) "ENVIRONMENT" means the components of the earth, alone or in combination, and includes ambient air, land, surface and sub-surface strata, groundwater, surface water, all layers of the atmosphere, all organic and inorganic matter and living organisms, including plants, animals and humans, and the interacting natural systems that include such components;

     (w) "ENVIRONMENTAL AUTHORITIES" means environmental authorities numbered PEN200030407 (PL18), PEN20029909 (PL40) and PEN200313009 (PL280)
          granted under the EP Act which authorise the holder of the Petroleum Tenures to carry out the activities which the holder is permitted to carry out under the Petroleum Tenures.

     (x) "ENVIRONMENTAL DEFECT" means, in respect of any particular Asset, any existing Environmental Liabilities, excluding Abandonment and Reclamation Obligations arising in the ordinary course of business;

     (y) "ENVIRONMENTAL DEFECT AFFECTED ASSET" has the meaning specified in subclause 8.5(b);

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     (z)  "ENVIRONMENTAL LIABILITIES" means all past, present and future Losses and Liabilities, Claims and other duties and obligations, whether arising under contract, Applicable Law or otherwise, arising from or associated with:

          (i)  Abandonment and Reclamation Obligations;

          (ii) any damage to, or contamination of, the Environment howsoever and by whomsoever caused and regardless of whether such damage, contamination or other adverse situations occur or arise in whole or in part prior to, at or subsequent to the date of this Agreement;

          (iii) the release, emission or discharge of Petroleum Substances, oilfield wastes, water, hazardous substances, environmental contaminants and all other substances and materials regulated under any Applicable Law, including any forms of energy; (iv) compliance with or the consequences of any non-compliance with, or violation or breach of, any Applicable Law pertaining to the Environment or to the protection of the Environment;

          (v) sampling, monitoring or assessing the Environment or any potential impacts thereon from any past, present or future activities or operations; or

          (vi) the protection, reclamation, remediation or restoration of the Environment;

               that relate to or arise by virtue of the Assets or the ownership thereof or any past, present or future operations and activities conducted in connection with the Assets;

     (aa) "EP ACT" means the Environmental Protection Act 1994 (Qld);

     (bb) "EP AUTHORITY" means the Environmental Protection Authority constituted under the EP Act;

     (cc) "EXPIRY DATE"means January 31, 2012 or such later date agreed in writing by the Parties.

     (dd) "FACILITIES" means the facility or facilities, if any, set forth and described in Schedule "B" under the heading "Facilities";

     (ee) "FINANCING" has the meaning ascribed to such term in the Share Exchange Agreement;

     (ff) "GOVERNMENTAL AUTHORITY" means any:

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          (i)  governmental entity or authority of any nature, including any governmental ministry, agency, branch, department or official, and any court, regulatory board or other tribunal; or

          (ii) individual or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, regulatory or taxing authority or power of any nature;

               having or purporting to exercise jurisdiction or power over any Person, property, operation, transaction or other matter or circumstance;

     (gg) "INDEMNIFIED PERSON" has the meaning specified in clause 11.3;

     (hh) "INDEMNIFYING PERSON" has the meaning specified in clause 11.3;

     (ii) "INDEPENDENT EXPERT" means a Person appointed jointly by the Vendor and the Purchaser or if they do not agree on the Person to be appointed within three (3) Business Days of either the Vendor or the Purchaser requesting appointment, then a Person appointed by the President of the Institute of Chartered Accountants in Australia (Queensland branch) at the request of either the Vendor or the Purchaser.

     (jj) "INTERIM PERIOD" means the period from and including the date hereof up to but not including the day of Closing;

     (kk) "LANDS" means the lands set forth and described in Schedule "A" under the heading "Lands";

     (ll) "LEASED SUBSTANCES" means all Petroleum Substances, rights to or in respect of which are granted, reserved or otherwise conferred by or under, or evidenced by the grant of, the Petroleum Tenures;

     (mm) "LOSSES AND LIABILITIES" means in respect of a Party and in relation to a matter, any and all:

          (i) losses, costs, damages, expenses and charges (including all penalties, assessments and fines) which such Party suffers, sustains, pays or incurs in connection with such matter and includes reasonable costs of legal counsel and other professional advisors and reasonable costs of investigating and defending Claims arising from the matter, regardless of whether such Claims are sustained and includes taxes payable on any settlement payment or damage award in respect of such matter; and

          (ii) liabilities and obligations (whether under Applicable Law or otherwise; whether tortious, contractual, vicarious, statutory or otherwise; whether absolute or contingent; and whether based on fault, strict liability or otherwise) which such Person incurs as a result of such matter or in connection therewith;

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               excluding indirect, special, aggravated, consequential, exemplary or punitive damages, whether in an action in contract or tort, or for any other reason whatsoever;

     (nn) "MATERIAL ENVIRONMENTAL DEFECT" means any Environmental Defect identified by the Purchaser where the value by which the Assets affected by the Environmental Defect has been reduced as a consequence of such Environmental Defect, is estimated by the Purchaser, acting reasonably and in good faith, to exceedfifty thousand Dollars ($50,000.00);

     (oo) "MATERIAL TITLE DEFECT" means any Title Defect identified by the Purchaser where the value by which the Assets affected by the Title Defect has been reduced as a consequence of the Title Defect, is estimated by the Purchaser, acting reasonably and in good faith, to exceed fifty thousand Dollars ($50,000.00);

     (pp) "MINISTER" means the Minister of the State of Queensland who administers the P&G Act and the Petroleum Act;

     (qq) "MISCELLANEOUS INTERESTS" means, subject to any and all limitations and exclusions provided for in this definition, the Vendor's right, title and interest in and to all property, assets, interests and rights pertaining to the Petroleum and Natural Gas Rights and the Tangibles, or either of them, but only to the extent that such property, assets, interests and rights pertain to the Petroleum and Natural Gas Rights and the Tangibles, or either of them, including any and all of the following:

          (i)  rights to enter upon, use or occupy, the surface of the Lands;

          (ii) the Wells, including the wellbores and any and all casing;

          (iii) the Permits; and

          (iv) records, files, reports, data, correspondence and other information, including lease, contract, well, production and facilities files and records;

     (rr) "P&G ACT" means the Petroleum and Gas (Production and Safety) Act 2004
          (Qld);

     (ss) "PARTY" means a Person who is bound by this Agreement;

     (tt) "PERMITS" means all licences, permits, approvals and authorizations granted or issued by any Governmental Authorities that relate to the exploration, construction, ownership, use or operation of the Assets, including the Environmental Authorities, but does not include the Petroleum Tenures;

     (uu) "PERMITTED ENCUMBRANCES" means:

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          (i)  liens for taxes, assessments and governmental charges that are not due and payable or not delinquent or the validity of which is being diligently contested in good faith;

          (ii) liens incurred or created in the ordinary course of business as security in favour of the Person who is conducting the development or operation of the property to which such liens relate, that are not due and payable or not delinquent or the validity of which is being diligently contested in good faith;

         (iii) mechanics', builders' and materialmen's liens in respect of services rendered or goods supplied for which payment is not due or delinquent or the validity of which is being diligently contested in good faith;

          (iv) easements, rights of way, servitudes and other similar rights in land (including rights of way and servitudes for highways and other roads, railways, sewers, drains, gas and oil pipelines, gas and water mains, electric light, power, telephone, telegraph and cable television conduits, poles, wires and cables) which do not materially impair the use of the Assets affected thereby;

          (v) the right reserved to or vested in any municipality or Governmental Authority by the terms of any lease, licence, franchise, grant or permit or by any statutory provision, to terminate any such lease, licence, franchise, grant or permit or to require annual or other periodic payments as a condition of the continuance thereof;

         (vi) rights of general application reserved to or vested in any Governmental Authority to levy taxes of any kind or type, including imposts, custom duties and excises, stamp duties or similar duties on the Leased Substances or any of them or the income therefrom, and governmental requirements and limitations of general application as to production rates on the operations of any property;

          (vii) royalties which are or may become payable for any reason under any Applicable Law, including the P&G Act and the Petroleum Act, which relate to the production, extraction, sale or transfer of Leased Substances or otherwise relate to the Petroleum Tenures;

          (viii) statutory exceptions to title;

          (ix) any security held by any Third Party encumbering the Vendor's interest in and to the Assets or any part or portion thereof, in respect of which the Vendor delivers a discharge or no interest letter to the Purchaser at or prior to Closing, in a form that is satisfactory to the Purchaser acting reasonably;

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          (x)  the terms and conditions of the Petroleum Tenures; and

          (xi) all Encumbrances set out and described in Schedule "A";

     (vv) "PERSON" means any individual, body corporate, partnership (limited or general), trust, trustee, executor or similar official, Governmental Authority or other entity;

     (ww) "PETROLEUM ACT" means the Petroleum Act 1923 (Qld);

     (xx) "PETROLEUM AND NATURAL GAS RIGHTS" means all of the Vendor's right, title, interest in and to the Leased Substances and the Petroleum Tenures, including:

          (i)  a one hundred percent (100%) interest in PL18;

          (ii) a one hundred percent (100%) interest in PL40; and

          (iii) a fifty percent (50%) interest in PL280;

     (yy) "PETROLEUM SUBSTANCES" means any of crude oil, crude bitumen and products derived therefrom, synthetic crude oil, petroleum, natural gas, natural gas derived from coal, natural gas liquids, and any and all other substances related to any of the foregoing, whether liquid, solid or gaseous, and whether hydrocarbons or not;

     (zz) "PETROLEUM TENURES" means PL18, PL40 and PL280;

     (aaa) "PL18" means petroleum lease number 18 granted under the Petroleum Act and includes any variation, renewal, permit, license or other interest issued in substitution thereof and any other petroleum tenure or rights to explore for or produce Petroleum Substances which may be granted to the Vendor in lieu of or related to the same area covered by petroleum lease number 18;

     (bbb) "PL40" means petroleum lease number 40 granted under the Petroleum Act and includes any variation, renewal, permit, license or other interest issued in substitution thereof and any other petroleum tenure or rights to explore for or produce Petroleum Substances which may be granted to the Vendor in lieu of or related to the same area covered by petroleum lease number 40;

     (ccc) "PL280" means petroleum lease number 280 granted under the P&G Act and includes any variation, renewal, permit, license or other interest issued in substitution thereof and any other petroleum tenure or rights to explore for or produce Petroleum Substances which may be granted to the Vendor in lieu of or related to the same area covered by petroleum lease number 280;

     (ddd) "PRRT" means the petroleum resource rent tax imposed pursuant to the PRRT Act and assessed pursuant to the Petroleum Resource Rent Tax Assessment Act 1987 (Cth) (as amended from time to time);

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     (eee) "PRRT ACT" means Petroleum Resource Rent Tax Act 1987 (Cth) (as amended from time to time) and any associated regulations and legislative determinations;

     (fff) "PROJECT INTERESTS" means an interest in relation to a petroleum project or an exploration right for the purposes of the PRRT Act;

     (ggg) "PROMISSORY NOTES" means an original promissory note from the Purchaser to each of the entities comprising the Vendor in the form set forth in Schedule "H" in an aggregate amount equal to three million Dollars ($3,000,000.00);

     (hhh) "PURCHASER'S APPROVALS" means the satisfaction, or approval by the relevant authority or party, of a matter the subject of the Conditions Precedent in Article 2;

     (iii) "PURCHASER'S LOSSES" means Losses and Liabilities of the Purchaser and its Related Parties;

     (jjj) "RELATED PARTIES" means, in reference to a Party, its Affiliates, successors and assigns and its or its Affiliates' respective directors, officers and employees;

     (kkk) "REPRESENTATIVES" means, in reference to a Party, its and its Related Parties' representatives, agents, legal counsel, accountants, consultants and advisors;

     (lll) "ROYALTY DEED" means a deed substantially in the form set forth in Schedule "F";

     (mmm) "SECURITY" means the Mortgage of Petroleum and Natural Gas Rights substantially in the form set forth in Schedule "I";

     (nnn) "SHARE EXCHANGE AGREEMENT" means the share exchange agreement among ACOR, 1629518 Alberta Ltd. and others dated on or about the date hereof, substantially in the form set forth in Schedule "J";

     (ooo) "STARTING BASE"means the starting base which is immediately deductible or uplifted at the relevant rate when carried forward under the PRRT Act and which is calculated by reference to the market or book value of assets or to expenditure under a 'look back' method or by any other method specified in the PRRT Act;

     (ppp) "TAKE OR PAY OBLIGATIONS" means obligations to sell or deliver Petroleum Substances or any of them, without being entitled in due course to receive and retain full payment for such Petroleum Substances;

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     (qqq) "TANGIBLES" means all of the Vendor's right, title and interest in and to the Facilities and any and all tangible depreciable property and assets other than the Facilities which are located within, upon or in the vicinity of the Lands and which have been used, are being used, are capable of being used or are intended to be used to produce, process, gather, treat, measure, make marketable or inject the Leased Substances or any of them or in connection with water injection or removal operations that pertain to the Petroleum and Natural Gas Rights, including any and all gas plants, oil batteries, buildings, well heads, production equipment, pipelines, pipeline connections, meters, generators, motors, compressors, treaters, dehydrators, scrubbers, separators, pumps, tanks, boilers, improvements, communication equipment and other equipment and apparatus;

     (rrr) "THIRD PARTY" means any Person other than any of the Parties and their Related Parties;

     (sss) "THIRD PARTY CLAIM" has the meaning specified in subclause 11.3(a);

     (ttt) "TITLE DEFECT" means, in respect of any particular Asset:

          (i) that the Vendor holds a smaller beneficial interest in and to such particular Asset than as attributed to it in Schedule "A";

          (ii) that such particular Asset as described in Schedule "A" is subject to an Encumbrance that is either not described in or is misdescribed in Schedule "A" where such omission or misdescription is adverse to the value of such particular Asset;

          (iii) that the interest of the Vendor in and to such particular Asset is subject to a reduction or penalty that has not been disclosed in Schedule "A"; or

          (iv) any other adverse defect, omission, deficiency or discrepancy in or affecting the title of the Vendor in and to such particular Asset;

               provided that notwithstanding the foregoing, a "Title Defect" excludes:

          (v)  the Permitted Encumbrances; and

          (vi) all Environmental matters;

     (uuu) "TITLE DEFECT AFFECTED ASSET" has the meaning specified in subclause 8.2(b);

     (vvv) "TRANSACTION" means the purchase of the Assets by the Purchaser from the Vendor on and subject to the terms and conditions, and as more fully described, in this Agreement;

     (www) "VENDOR'S APPROVALS" means the satisfaction, or approval by the relevant authority or party, of a matter the subject of the Conditions Precedent in Article 2;

     (xxx) "VENDOR'S LOSSES" means Losses and Liabilities of the Vendor and its Related Parties;

     (yyy) "WARRANTIES" means the representations and warranties given by the Vendor under clauses 9.1 and 9.2;

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     (zzz) "WARRANTY CLAIM" means a Claim by the Purchaser against the Vendor
          (or either of them) arising as a result of a breach of a Warranty; and

     (aaaa) "WELLS" means the well(s) identified in Schedule "A" under the heading "Wells" and all other wells which are located on the Lands which are, may be or were used in connection with the Petroleum and Natural Gas Rights, including producing, shut-in, suspended, abandoned, water source, injection or disposal wells.

1.2              SCHEDULES

The following schedules (the "SCHEDULES") are attached to, form part of and are incorporated in this Agreement:

     (a) SCHEDULE "A" - Lands, Petroleum and Natural Gas Rights, Wells, Encumbrances;

     (b)  SCHEDULE "B" - Facilities, Leased Tangibles, Assumed Contracts;

     (c)  SCHEDULE "C" - AFEs;

     (d)  SCHEDULE "D" - Not Used;

     (e)  SCHEDULE "E" - Not Used;

     (f)  SCHEDULE "F" - Form of Royalty Deed;

     (g)  SCHEDULE "G" - Allocation of Consideration;

     (h)  SCHEDULE "H" - Form of Promissory Notes;

     (i)  SCHEDULE "I" - Form of Security; and

     (j)  SCHEDULE "J" - Form of Share Exchange Agreement.

1.3              INTERPRETATION

Unless otherwise stated or the context otherwise necessarily requires, in this
Agreement:

     (a) the headings of Articles, clauses, subclauses, sections, subsections and Schedules herein are inserted for convenience of reference only and shall not affect or be considered to affect the construction or interpretation of the provisions hereof;

     (b) the word "including" and like words used in this Agreement shall be deemed to mean "including, without limitation";

     (c) whenever the singular or masculine or neuter is used in this Agreement or in the Schedules, each shall be interpreted as meaning the plural or feminine or body politic or corporate or vice versa, as the context requires;

     (d) the provisions contained in all documents and agreements collateral hereto shall at all times be read subject to the provisions of the body of this Agreement and, in the event of conflict between the provisions contained in any Schedule; and any documents or agreements collateral hereto and the provisions of the body of this Agreement, the provisions of the body of this Agreement shall prevail unless otherwise expressly provided herein;

     (e) "this Agreement", "herein", "hereby", "hereunder", "hereof" and similar expressions refer to this Agreement as a whole and not to any particular Article, clause, subclause, section or subsection or other provision hereof and references herein to any agreement or instrument, including this Agreement, shall be a reference to the agreement or instrument as varied, amended, renewed, modified, or supplemented or replaced from time to time;

     (f)  a reference to an Article, clause, subclause, section, subsection or
          Schedule is a reference to an Article, clause, subclause, section or subsection in, or a Schedule to, this Agreement and unless otherwise stated or the context so requires, a reference in a clause to a subclause is a reference to a subclause of that clause;

     (g) except as otherwise expressly provided herein, references in this Agreement to any statute, statutory provision or other legislation include a reference to that statute, statutory provision or legislation as amended, extended, re-enacted, consolidated or replaced from time to time (whether before or after the date of this Agreement) and include any order, regulation, instrument or other subordinate legislation made under the relevant statute, statutory provision or legislation;

     (h) if Closing does not occur, each provision of this Agreement which presumes the Purchaser has acquired the Assets shall be construed as having been contingent upon Closing having occurred;

     (i)  any references to time herein shall be references to [Brisbane] time;
          and

     (j) the knowledge or awareness of the Vendor consists of the actual knowledge or awareness of its current officers and employees who are primarily responsible for the matter in question in the course of their normal duties (other than those employees employed in the field who do not have management responsibilities), after reasonable inquiry of the Vendor's applicable files and records. Knowledge and awareness does not include the knowledge of any Third Party or constructive knowledge.

                                   ARTICLE 2
                              CONDITIONS PRECEDENT

2.1              CONDITIONS PRECEDENT

     Closing is conditional on the satisfaction of, or the waiver of, the following Conditions Precedent:

 CONDITION                                             PARTY ENTITLED TO BENEFIT
--------------------------------------------------------------------------------
(a)  Obtaining indicative approval of the Minister:       Purchaser and Vendor

     (i)  under section 80H of the Petroleum Act
          to the transfer to the Purchaser of the
          Vendor's interests in PL18 and the grant of the Security;

     (ii) under section 80H of the Petroleum Act to the transfer to the Purchaser of the Vendor's interests in PL40 and the grant of the Security; and

     (iii) under section 571 of the P&G Act to the transfer to Purchaser of BPL's interests in PL280 and the grant of the Security,

          and such indicative approvals being notified to the Purchaser and the Vendor.

--------------------------------------------------------------------------------
(b)  Obtaining  any consent or approval of any person             Vendor
     (other than the Minister) required in respect of the grant of the Security.

--------------------------------------------------------------------------------
(c)  Obtaining  the consent (on such terms as are             Purchaser and BPL
     satisfactory to BPL and the Purchaser) of Longreach Oil Limited ACN 000 131 797
     ("LONGREACH") to the transfer of PL280, and the corresponding Environmental Authority, to the Purchaser including the due execution by Longreach of the application for transfer in registrable form of PL280 and the corresponding Environmental Authority.

--------------------------------------------------------------------------------
(d)  If applicable, either                                  Purchaser and Vendor

     (i) the Purchaser receiving a written notice issued by or on behalf of the Treasurer of the Commonwealth of Australia pursuant to the Foreign Acquisitions and Takeovers Act
         1975 (Cth) stating that the Australian
         Government does not object to the proposed acquisition by the Purchaser of the Assets unconditionally or on terms acceptable to the Purchaser acting reasonably; or

     (ii) following written notice of the proposed acquisition of the Assets having been given by the Purchaser to the Treasurer of the Commonwealth of Australia pursuant to the Foreign Acquisitions and Takeovers Act
          1975 (Cth), the Treasurer of the Commonwealth of Australia ceasing to be empowered to make any order under Part II of that Act because of lapse of time or otherwise.

--------------------------------------------------------------------------------
(e)  BPL passing a resolution in general meeting                        BPL
     approving the sale of the Assets to the
     Purchaser under this Agreement.
--------------------------------------------------------------------------------

(f)  The Share Exchange Agreement being duly               Vendor and Purchaser
     executed by all parties to it.
--------------------------------------------------------------------------------

(g)  The completion of the Financing for                   Vendor and Purchaser
     minimum gross proceeds of not less than
     US$1,000,000.00 at 35c per ACOR share.


 2.2            WAIVER OF CONDITIONS


     (a) A Condition Precedent may only be waived in writing by a Party entitled to the benefit of that Condition Precedent (as set out in the table in clause 2.1) and will be effective only to the extent specifically set out in that waiver.

     (b) If both the Vendor and the Purchaser are entitled to the benefit of a Condition Precedent (as set out in the table in clause 2.1), that Condition Precedent may only be waived in writing by agreement between the Vendor and the Purchaser.

2.3              CONDUCT OF THE PARTIES

     (a) The Purchaser must at its sole cost apply for the Purchaser's Approvals immediately following execution of this Agreement and thereafter with the reasonable assistance of the Vendor, do all things reasonably necessary to obtain the Purchaser's Approvals as soon as reasonably practicable after execution of this Agreement and in any event before 5.00pm on the Expiry Date.

     (b) The Vendor must at its sole cost apply for the Vendor's Approvals immediately following execution of this Agreement and thereafter with the reasonable assistance of the Purchaser, do all things reasonably necessary to obtain the Vendor's Approvals as soon as reasonably practicable after execution of this Agreement and in any event before 5.00pm on the Expiry Date.

     (c) Each Party must keep the other Parties informed as to the status of and notify the other Parties immediately on the outcome of each application for an Approval and provide the other Parties with a copy of each Approval.

     (d) If a notice received from the relevant authority or Person (as the case may be) specifies conditions to an Approval, each Party must notify the other Parties whether or not any conditions are reasonably acceptable to it. If any Party notifies that such conditions are not reasonably acceptable, the Approval is deemed not to have been granted.

     (e) If any Party fails to notify the other Parties that conditions to an Approval are not reasonably acceptable within 14 days after receipt of a notice from another Party accepting such conditions, the conditions are deemed to be accepted by all Parties and the relevant Condition Precedent in clause 2.1 is deemed to have been satisfied.

     (f) If a condition to an Approval is acceptable or is deemed acceptable to all of the Parties, the Parties must execute any documents and do all things as are reasonably necessary in satisfaction of the conditions to an Approval.

2.4              FAILURE OF CONDITION

If a Party has complied with its obligations under clause 2.3, it may terminate this Agreement by giving notice in writing to the other Parties if:

     (a)  a Condition Precedent is or becomes incapable of being satisfied;

     (b) each Condition Precedent is not satisfied, or waived by each Party entitled to the benefit of that Condition Precedent, before 5.00pm on the Expiry Date; or

     (c) a Condition Precedent, having been satisfied, does not remain satisfied in all respects at all times before Closing.

2.5              EFFECT OF TERMINATION

On termination of this Agreement under clause 2.4:

     (a)  clauses 2.5 (Effect of termination), Article 1 (Interpretation),
          Article 10 (Confidentiality) and 15.4 (Governing Law) continue to apply;

     (b)  accrued rights and remedies of a Party are not affected; and

     (c) subject to clauses 2.5(a) and 2.5(b), the Parties are released from further performing their obligations under this Agreement.

2.6              ACKNOWLEDGEMENT REGARDING CONDITIONS PRECEDENT

The Purchaser acknowledges that the transfer of the Environmental Authority in relation to PL18, PL40 and PL 280 will require an application to the relevant Governmental Authority under section 311C of the EP Act and that, upon such application, the relevant Governmental Authority may require an audit statement and may amend the conditions of the Environmental Authority as a condition of approving the transfer of the Environmental Authority.

                                   ARTICLE 3
                               PURCHASE AND SALE

3.1              PURCHASE AND SALE

The Vendor shall sell and convey the Assets to the Purchaser and the Purchaser shall purchase the Assets from the Vendor at the Closing Time, for the Consideration, subject to and in accordance with the terms and conditions of this Agreement.

3.2              CLOSING TIME AND PLACE

Subject to the other provisions of the Agreement, Closing shall take place at the Closing Time, at the offices of Vendor's counsel located at Waterfront Place, 1 Eagle Street, Brisbane, Queensland, or such other place as may be agreed by the Parties.

3.3              PURCHASER'S OBLIGATIONS

     (a)  At Closing, the Purchaser must:

          (i) deliver to each Vendor the Promissory Note (applicable to such Vendor entity) duly executed by the Purchaser;

          (ii) cause the Consideration Shares to be issued to each Vendor or their designated nominee;

          (iii) deliver to each Vendor the Royalty Deed duly executed by the Purchaser;

          (iv) deliver to each Vendor the Security duly executed by the Purchaser; and

          (v) deliver to the Vendor any and all other documents which are required to be delivered by the Purchaser pursuant to this Agreement;

     (b) All deliveries of the Purchaser shall, except as otherwise stated, be in a form acceptable to the Vendor and its counsel, acting reasonably.

3.4              VENDOR'S OBLIGATIONS

      (a) At Closing, the Vendor must deliver to the Purchaser:

          (i)  possession and control of the Assets;

          (ii) a copy of the notice of indicative approval of the Minister under section 80H of the Petroleum Act to the transfer of the Vendor's interests in PL18 and PL40, and under section 571 of the P&G Act to the transfer of the Vendor's interests in PL280 to the Purchaser;

          (iii) an application for transfer in registrable form executed by the Vendor in respect of the Vendor's interests in each of PL18, PL40 and PL280, and executed by Longreach Oil Limited ACN 000 131 797 respect of PL 280, together with the original instrument of title for each of PL18, PL40 and PL280 and any other accompanying documents required to register the transfer of the Vendor's interests in PL18, PL40 and PL280 in the name of the Purchaser and to vest the Vendor's interests in PL18, PL40 and PL280 in the Purchaser;

          (iv) duly executed by the Vendor, and by Longreach Oil Limited ACN 000 131 797 in respect of the Environmental Authority corresponding to PL280, duly completed (except for stamping) applications for transfer in favour of the Purchaser in respect of any Environmental Authorities corresponding to the Vendor interests in each of PL18, PL40 and PL280;

          (v)  the Royalty Deed duly executed by the Vendor;

          (vi) any assignment and assumption agreements relating to any landholder compensation agreements or native title agreements in the name of the Vendor (if any)]; and

          (vii) any and all other documents which are required to be delivered by the Vendor pursuant to this Agreement.

     (b) All deliveries of the Vendor shall, except as otherwise stated, be in a form acceptable to the Purchaser and its counsel, acting reasonably.

3.5              ALLOCATION OF CONSIDERATION

The Consideration shall be allocated as set out in Schedule G.

3.6              SIMULTANEOUS ACTIONS AT CLOSING

In respect of Closing:

     (a) the obligations of the Parties under this Agreement are interdependent;

     (b) all actions required to be performed will be taken to have occurred simultaneously on the Closing Date; and

     (c) completion of the sale and purchase of each Asset is dependent on the completion of the sale and purchase of each other Asset.

3.7              CLOSING OBLIGATIONS BREACHED

If by 5:00 pm on the Closing Date:

     (a) the Purchaser has not complied in any material respect with any of its obligations under clause 3.3, the Vendor is entitled, at its discretion; or

     (b) if the Vendor has not complied in any material respect with any of its obligations under clause 3.4, the Purchaser is entitled, at its discretion,

in either case:

     (c) to defer Closing to any subsequent Business Day falling not more than five (5) Business Days after the scheduled Closing Date or any later date set for Closing in accordance with this clause (in such event, this clause will apply to the scheduled Closing Date so deferred);

     (d) if applicable, to waive the requirement to fulfill those obligations, in whole or in part, and following such waiver to complete the sale and purchase of the Assets;

     (e) so far as practicable, to complete the sale and purchase of the Assets; or

     (f)  to terminate this Agreement.

3.8              CLOSING UNDER THIS AGREEMENT AND SHARE EXCHANGE AGREEMENT

Despite anything to the contrary in this Agreement, Closing under this Agreement and closing under the Share Exchange Agreement are conditional upon each other's closing and must be completed simultaneously. If there is a failure to close under the Share Exchange Agreement, any Party may terminate this Agreement and each Party will do everything reasonably required by the other Parties to reverse any action taken under this Article 3.

                                   ARTICLE 4
                                 TITLE AND RISK

4.1              TITLE AND RISK IN ASSETS

Title to possession of and risk related to the Assets passes to the Purchaser at Closing.

                          ARTICLE 5 ASSUMED CONTRACTS

5.1              ASSIGNMENT

     (a) Subject to Closing, and on and with effect from the Closing Date, the Vendor assigns and the Purchaser accepts an assignment of all of the Vendor's rights under, benefits of and interests in ("Benefits") and assumes the burden of the Assumed Contracts in accordance with this
          Article 5.

     (b) This Agreement does not constitute an assignment or an attempted assignment of an Assumed Contract if an assignment or attempted assignment requires the consent of the counterparty to the Assumed Contract and would constitute a breach of that Assumed Contract if an assignment were made without that consent.

5.2              CONSENT TO TRANSFER OF ASSUMED CONTRACTS

     (a) If the consent of any Third Party is required for the transfer of an Assumed Contract to the Purchaser under clause 5.1, the Vendor and the Purchaser must use their reasonable endeavours to obtain that consent by or as soon as reasonably practicable after Closing.

     (b) Pending the transfer of an Assumed Contract to the Purchaser under clause 5.1, the Vendor must:

          (i) hold the Benefits of the Assumed Contract in trust for the Purchaser and account to the Purchaser promptly after receipt by it for the value of any Benefit of the Assumed Contract that arises (or relates to the period) after the Closing Date;

          (ii) enforce the Assumed Contract against any counterparty to it in the manner that the Purchaser directs (and promptly following such direction) from time to time, at the expense of the Purchaser; and

          (iii) not agree to any termination, amendment or variation of or waiver of any of the Vendor's rights under the Assumed Contract without the prior written approval of the Purchaser.

5.3              PERFORMANCE OF ASSUMED CONTRACTS

     (a) The Vendor must perform and observe all obligations of the Vendor under the Assumed Contract which are due to be performed (or relate to the period) on or before the Closing Date.

     (b) The Purchaser must, to the extent it lawfully can, assume, perform and observe all obligations of the Vendor under the Assumed Contract which are due to be performed (or relate to the period) after Closing.

     (c) The Vendor must, at the request and expense of and with the assistance of the Purchaser, use its reasonable endeavours to perform any obligation of it under the Assumed Contract which arises (or relates to the period) from Closing which the Purchaser cannot lawfully assume, perform or observe.

5.4              VENDOR TO COOPERATE GENERALLY

Pending the transfer of an Assumed Contract to the Purchaser under clause 5.1 and to give effect to the allocation of responsibility for performance of and liabilities and obligations under an Assumed Contract under clauses 5.3, 5.5 and 5.6, the Vendor must fully cooperate with the Purchaser in any reasonable arrangements designed to provide for the Purchaser the Benefits of the Assumed Contract subject to the Purchaser assuming the burden of the Assumed Contract.

5.5              VENDOR'S INDEMNITY

Subject to Closing occurring, the Vendor indemnifies the Purchaser from and against all Losses and Liabilities suffered, paid or incurred by the Purchaser from:

     (a) any breach, non-performance or non-observance of any obligation of the Vendor under an Assumed Contract which is due to be performed (or relates to the period) on or before the Closing Date;

     (b) any Claim made by a counterparty under an Assumed Contract arising from events, acts or omissions occurring on or before the Closing Date;

     (c) any breach, non-performance or non-observance of any obligation of the Vendor under an Assumed Contract which is due to be performed (or relates to the period) after the Closing Date incurred from acts, omissions or events caused or contributed to by the Vendor, other than at the direction of the Purchaser; and

     (d)  any breach by the Vendor of clauses 5.2(b), 5.3 or 5.4.


5.6              PURCHASER'S INDEMNITY

Subject to Closing occurring, the Purchaser indemnifies the Vendor from and against all Losses and Liabilities suffered, paid or incurred by the Vendor from:

     (a) any breach, non-performance or non-observance of any obligation of the Purchaser under an Assumed Contract which is due to be performed (or relates to the period) after the Closing Date except to the extent that any such Loss or Liability is suffered, paid or incurred from acts, omissions of or events caused or contributed to by the Vendor (other than at the direction of the Purchaser);

     (b) any Claim made by a counterparty under an Assumed Contract arising from events, acts or omissions occurring after the Closing Date except to the extent that any such Loss or Liability is suffered, paid or incurred from acts, omissions of or events caused or contributed to by the Vendor (other than at the direction of the Purchaser); and

     (c)  any breach by the Purchaser of clause 5.3.

                                   ARTICLE 6
                              ON AND AFTER CLOSING

6.1              PURCHASERS' OBLIGATIONS

The Purchaser:

     (a)  must, as soon as practicable after Closing, lodge for registration:

          (i) under the Petroleum Act and the P&G Act, the instruments of transfer of the Petroleum Tenures; and

          (ii) under the EP Act, the instruments of transfer in respect of any Environmental Authorities corresponding to the Petroleum Tenures,

               received by it on Closing, and thereafter to do all commercially reasonable things as may be necessary to facilitate registration of those instruments of transfer;

     (b) must, as soon as practicable after Closing, lodge security of an amount and in cash or in a form required or approved by the Minister or the EP Authority in respect of the Petroleum Tenures, so as to enable the release and replacement of all security or undertaking lodged by or on behalf of the Vendor in relation to the Petroleum Tenures; and

     (c) notwithstanding any other provision of this Agreement (including the Purchaser's obligations set forth above and the Security), during the period after Closing in which the Vendor continues to hold legal title (as trustee for the benefit of the Purchaser) to any of the Assets until such assets are legally transferred to the Purchaser and registered in the name of the Purchaser, the Purchaser shall only be required to perform any applicable obligations of the Purchaser set out herein or in the Security to the extent possible while not holding legal title to such Assets.

6.2              VENDOR'S OBLIGATIONS

Without limiting any other obligation under this Agreement, unless otherwise expressly disclosed in this Agreement or first consented to by the Purchaser in writing, on and after Closing until the transfer of the Petroleum Tenures and the Environmental Authorities to the Purchaser (as the case may be) and (where required by Applicable Law) completion of registration of those transfers, the Vendor must:

     (a) not dispose or agree to dispose of, encumber, take any steps to surrender, cancel, transfer or declare itself a trustee of the Petroleum and Natural Gas Rights or the Environmental Authorities;

     (b) not of their own volition, seek to amend the conditions of, or terminate, any of the Petroleum Tenures or the Environmental Authorities; and

     (c) promptly give to the Purchaser any notices or correspondence received from the Minister, the EP Authority or any other Governmental Authority as to any Petroleum Tenure or Environmental Authority.

6.3              PURCHASER TO COMPLY WITH DEVELOPMENT PLANS

     (a) The Purchaser acknowledges and understands that each of the Petroleum Tenures is subject to a Development Plan and failure to comply with the Development Plan could result in the Petroleum Tenures being cancelled, terminated or revoked.

     (b) On and from Closing the Purchaser will comply with the requirements of the Development Plan for each Petroleum Tenure to the extent possible while not holding legal title to such Petroleum Tenure.

                                   ARTICLE 7
                               INTERIM PROVISIONS

7.1              MAINTENANCE OF ASSETS

During the Interim Period, the Vendor shall:

     (a) conduct its business in material compliance with Applicable Laws and generally accepted oil and gas industry practices in Queensland;

     (b)  operate and maintain the Assets:

          (i) in a proper and prudent manner consistent with the Vendor's past practices; and

          (ii) in material compliance with all Applicable Laws;

     (c) except as otherwise provided in this Agreement, pay or cause to be paid all costs and expenses relating to the Assets that become due prior to the Closing Time; and

     (d) perform and comply with all of the material provisions of the Petroleum Tenures;

provided that where the Vendor is not the operator of any Asset (or the holder of one hundred percent (100%) of the interests therein), the Vendor shall be obligated to do only that which a prudent non-operator would be expected to do in similar circumstances in accordance with good oil and gas industry practices.

7.2              CONSENT OF PURCHASER

Notwithstanding clause 7.1, during the Interim Period, the Vendor shall not without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld by the Purchaser and which, if provided, shall be provided in a timely manner:

     (a) make any commitment or propose, initiate or authorize any capital expenditure with respect to the Assets of which the Vendor's share is in excess of ten thousand Dollars ($10,000.00), except in case of an emergency or in respect of amounts which the Vendor may be committed to expend or be deemed to authorize for expenditure without its consent;

     (b)  surrender or abandon any of the Assets;

     (c) amend or terminate any Petroleum Tenure or any other agreement or document to which the Assets are subject, or enter into any new agreement or commitment relating to the Assets; or

     (d) sell, encumber or otherwise dispose of any of the Assets or any part or portion thereof excepting sales of produced Leased Substances or any of the Assets in the normal course of business.

7.3              PRE-CLOSING INTEGRATION OF ASSETS

The Vendor shall make reasonable commercial efforts after the execution of this Agreement, and prior to Closing, to provide the Purchaser, at the Purchaser's expense, with the information that it reasonably requires and requests to aid in the planning for, and the integration of, the Assets into the Purchaser's business. The Vendor shall ensure that the Purchaser has reasonable access during business hours prior to Closing to the Vendor's accounting, land and operational records that pertain to the Assets for the purposes of the planning for, and the integration of, the Assets into the Purchaser's business.

                                   ARTICLE 8
                                 DUE DILIGENCE

8.1              ACCESS

     (a) Between the date hereof and the Closing Time, the Vendor shall allow the Purchaser and its Representatives to have reasonable access, during normal business hours of the Vendor, to the field locations at which the Wells and the Facilities and other Tangibles are situated and to the Lands and any other lands to which the rights and interests included in the Miscellaneous Interests relate in order to conduct a physical inspection thereof, including reasonable inspections to determine and evaluate the environmental condition thereof in order to assess the Environmental Liabilities associated with the Assets. The Purchaser shall use all reasonable efforts to limit and minimize any disruption to operations that may be caused by such inspections and will follow all of the Vendor's safety and work permit requirements. All such inspections shall be conducted at the Purchaser's sole cost, risk and expense and the Purchaser shall indemnify the Vendor and each of the Vendor's Related Parties from and against all Losses and Liabilities suffered, sustained, paid or incurred by any of them and all Claims made against any of them as a consequence of any bodily injury or death suffered by any person or any damage to the property of any person in connection with such access and inspections.

     (b) Between the date hereof and the Closing Time, the Vendor shall provide to the Purchaser and its Representatives reasonable access to all:

          (i)  title opinions and reports;

          (ii) Petroleum Tenures;

          (iii) agreements and documents to which the Assets are subject;

          (iv) documents relating to Encumbrances affecting the Assets;

          (v) evidence with respect to the payment of all rentals, royalties and other payments due under the Petroleum Tenures and any other agreements and documents to which the Assets are subject;

          (vi) evidence with respect to the payment of all taxes, charges and assessments pertaining to the Assets;

          (vii) lease records, data sheets, production records, ownership maps and surveys;

          (viii) Permits;

          (ix) all documents and information relevant to Environmental Liabilities;

          (x) accounting records, policies of insurance, consulting agreements, field contracts and other agreements relating to the operation of the Assets; and

          (xi) other documentation relating to or comprising the Assets;

          that are in the Vendor's possession and control. Such review shall be conducted at the Purchaser's sole cost, risk and expense.

8.2              NOTICE OF TITLE DEFECTS

If the Purchaser becomes aware of any Title Defects as a result of its review of title to the Assets, then the following shall apply:

     (a) no later than ten (10) Business Days after it has first come to the Purchaser's attention but no later than five (5) Business Days prior to the Closing Time, the Purchaser shall notify the Vendor in writing of the Title Defects it becomes aware of during the course of its title review; and

     (b) such notice shall include a description of each Title Defect in reasonable detail, the Assets directly and adversely affected thereby (hereinafter, the "TITLE DEFECTAFFECTED ASSET"), and, in the case of each Material Title Defect, the bona fide value allocated by the Purchaser acting reasonably, by which the value of each Title Defect Affected Asset has, in the Purchaser's opinion, acting reasonably and in good faith, been reduced by such Material Title Defect, taking into account the likelihood the Material Title Defect will manifest itself, and the Purchaser's reasonable requirements for the remedying thereof.

8.3              RECTIFICATION OF MATERIAL TITLE DEFECTS

     (a) Prior to the Closing Time, the Vendor shall use reasonable commercial efforts to cure or rectify all the Title Defects of which Purchaser gives notice pursuant to clause 8.2, or of which the Vendor otherwise has knowledge, however, priority shall be given to Material Title Defects. The Vendor shall not be required to make any payment to cure a Title Defect.

     (b) If any Material Title Defect described in the Purchaser's notice is not cured or removed to the Purchaser's reasonable satisfaction within three (3) Business Days prior to the Closing Time, the following shall apply:

          (i) where the aggregate amount by which the value of all of the Title Defect Affected Assets has been reduced by such Material Title Defects is, in the Purchaser's opinion, acting reasonably and in good faith, two hundred and fifty thousand Dollars ($250,000.00) or less, the Purchaser shall be deemed to waive permanently such uncured Material Title Defects and shall complete the Transaction without an adjustment to the Consideration on account of such Material Title Defects and the Purchaser shall be deemed to have waived all Title Defects; or

          (ii) where the aggregate amount by which the value of all of the Title Defect Affected Assets has been reduced by such Material Title Defects is, in the Purchaser's opinion, acting reasonably and in good faith, equal to or more than two hundred and fifty thousand Dollars ($250,000.00), either Party may elect, subject to clause 8.4, by notice in writing delivered to the other Party prior to the Closing Time, to terminate this Agreement, in which case the Parties shall thereupon be discharged from further obligations hereunder, except for those arising under Article 10. If no Party elects to terminate this Agreement in accordance with this clause prior to the Closing Time then, subject to clause 8.4, the Parties will proceed to Closing with the Consideration adjusted accordingly and the Purchaser shall be deemed to have waived all Title Defects.

8.4              VALUE DISPUTES FOR UNCURED MATERIAL TITLE DEFECTS

In determining any reduction in value of the Title Defect Affected Assets due to uncured Material Title Defects, it is the intent of the Parties to include, when reasonably possible, only those Assets directly and adversely affected by the uncured Material Title Defect. If the Vendor disagrees with (i) the value allocated by the Purchaser to any of the Title Defect Affected Assets, (ii) the Purchaser's statement of the value by which a Title Defect Affected Asset has been reduced by a Material Title Defect, or (iii) the validity of a Material Title Defect; or in the instance that the amount by which the value of the Title Defect Affected Assets has been reduced, as allocated by the Purchaser, is equal to or greater than one of the adjustment or termination thresholds provided in clause 8.3 if the Vendor believes such amount, (if any) by which the value has been reduced is less than such adjustment or termination threshold, the Parties shall promptly meet to discuss in good faith the issue and the following shall apply:

     (a) if after such a meeting, the issue has not been resolved or if a Party does not forthwith meet to discuss the issue, the issue shall be referred to an Independent Expert pursuant to the provisions of
          Article 12, in which case Closing shall be delayed until after the decision of the Independent Expert has been rendered, subject to the remainder of this clause 8.4;

     (b) if, based on the Independent Expert's decision, the cumulative amount by which the value of all the Title Defect Affected Assets has been reduced is equal to or less than the adjustment threshold provided in clause 8.3(b)(i), the Parties shall proceed to close the Transaction on the third (3rd) Business Day after the decision of the Independent Expert has been rendered and given to both Parties, without an adjustment to the Consideration on account of such Material Title Defects; or

     (c) if, based on the Independent Expert's decision, the cumulative amount by which the value of all the Title Defect Affected Assets has been reduced is greater than the termination threshold described in clause 8.3(b)(ii), either Party may elect termination as provided by this Agreement upon written notice to the other Party delivered within three (3) Business Days after the decision of the Independent Expert has been rendered and given to both Parties, in which case the Parties shall thereupon be discharged from all further obligations hereunder, except for those arising under Article 10, provided, however, that failure by the Purchaser to elect in writing to terminate this Agreement within the time period set out in this subclause (3) above shall be deemed to be an election by the Purchaser to complete the Transaction in accordance with the reduction in price mechanism prescribed in subclause 8.3(b)(ii), such that the Parties shall proceed to Closing on the fifth (5th) Business Day after the decision of the Independent Expert has been rendered and given to both Parties, with the Consideration being adjusted by taking into account the findings of the Independent Expert.

8.5              NOTICE OF ENVIRONMENTAL DEFECTS

If the Purchaser becomes aware of any Environmental Defects as a result of its inspection of the Assets, then the following shall apply:

     (a) no later than ten (10) Business Days after it has first come to the Purchaser's attention but no later than five (5) Business Days prior to the Closing Time, the Purchaser shall notify the Vendor in writing of the Environmental Defects; and

     (b) such notice shall include a description of each Environmental Defect in reasonable detail, the Assets directly and adversely affected thereby (the "ENVIRONMENTAL DEFECT AFFECTED ASSET"), and, in the case of each Material Environmental Defect, the bona fide value allocated by the Purchaser acting reasonably, by which the value of each Environmental Defect Affected Asset has, in the Purchaser's opinion, acting reasonably and in good faith, been reduced by such Material Environmental Defect, taking into account only the reasonable requirements for the remedying thereof.

8.6              RECTIFICATION OF MATERIAL ENVIRONMENTAL DEFECTS

     (a) Prior to the Closing Time, the Vendor shall use reasonable commercial efforts to cure or rectify all the Environmental Defects of which the Purchaser gives notice pursuant to clause 8.5,or of which Vendor otherwise has knowledge, however, priority shall be given to Material Environmental Defects.

     (b) If any Material Environmental Defect described in the Purchaser's notice is not cured or removed to the Purchaser's reasonable satisfaction within three (3) Business Days prior to the Closing Time, the following shall apply:

          (i) if the aggregate amount by which the value of all of the Environmental Defect Affected Assets has been reduced by such Material Environmental Defects is, in the Purchaser's opinion, acting reasonably and in good faith, two hundred and fifty thousand Dollars ($250,000.00) or less, the Purchaser shall be deemed to waive permanently such uncured Material Environmental Defects and shall complete the Transaction without an adjustment to the Consideration on account of such Material Environmental Defects and the Purchaser shall be deemed to have accepted and waived all Environmental Defects for the purpose of this clause
               8.6 and clause 9.2; or

          (ii) if the aggregate amount by which the value of all of the Environmental Defect Affected Assets has been reduced by such Material Environmental Defects is, in the Purchaser's opinion, acting reasonably and in good faith, more than two hundred and fifty thousand Dollars ($250,000.00), either Party may elect, subject to clause 8.7, by notice in writing delivered to the other Party prior to the Closing Time, to terminate this Agreement, in which case the Parties shall thereupon be discharged from further obligations hereunder, except for those arising under Article 10. If no Party elects to terminate this Agreement in accordance with this clause prior to the Closing Time then, subject to clause 8.7, the Parties will proceed to Closing with the Consideration adjusted accordingly and the Purchaser shall be deemed to have waived all Environmental Defects.

8.7              VALUE DISPUTES FOR UNCURED MATERIAL ENVIRONMENTAL DEFECTS

In determining any reduction in value of the Environmental Defect Affected Assets due to uncured Material Environmental Defects, it is the intent of the Parties to include, when reasonably possible, only those Assets directly and adversely affected by the uncured Material Environmental Defect. If the Vendor disagrees with (i) the value allocated by the Purchaser to any of the Environmental Defect Affected Assets, (ii) the Purchaser's statement of the value by which an Environmental Defect Affected Asset has been reduced by a Material Environmental Defect, or (iii) the validity of a Material Environmental Defect; or in the instance that the amount by which the value of the Environmental Defect Affected Assets has been reduced, as allocated by the Purchaser, is equal to or greater than one of the adjustment or termination thresholds provided in clause 8.6 if the Vendor believes such amount, (if any) by which the value has been reduced is less than such adjustment or termination threshold, the Parties shall promptly meet to discuss in good faith the issue and the following shall apply:

     (a) if after such a meeting, the issue has not been resolved or if a Party does not forthwith meet to discuss the issue, the issue shall be referred to an Independent Expert pursuant to the provisions of
          Article 12, in which case Closing shall be delayed until after the decision of the Independent Expert has been rendered, subject to the remainder of this clause 8.7;

     (b) if, based on the Independent Expert's decision, the cumulative amount by which the value of all the Environmental Defect Affected Assets has been reduced is equal to or less than the adjustment threshold provided in clause 8.6(b)(i), the Parties shall proceed to close the Transaction on the third (3rd) Business Day after the decision of the Independent Expert has been rendered and given to both Parties, without an adjustment to the Consideration on account of such Material Environmental Defects; or

     (c) if, based on the Independent Expert's decision, the cumulative amount by which the value of all the Environmental Defect Affected Assets has been reduced is greater than the termination threshold described in clause 8.6(b)(ii), either Party may elect termination as provided by this Agreement upon written notice to the other Party delivered within three (3) Business Days after the decision of the Independent Expert has been rendered and given to both Parties, in which case the Parties shall thereupon be discharged from all further obligations hereunder, except for those arising under Article 10, provided, however, that failure by the Purchaser to elect in writing to terminate this Agreement within the time period set out in this subclause (c) above shall be deemed to be an election by the Purchaser to complete the Transaction in accordance with the reduction in price mechanism prescribed in subclause 8.6(b)(ii), such that the Parties shall proceed to Closing on the fifth (5th) Business Day after the decision of the Independent Expert has been rendered and given to both Parties, with the Consideration being adjusted by taking into account the findings of the Independent Expert.

                                   ARTICLE 9
                         REPRESENTATIONS AND WARRANTIES

9.1 REPRESENTATIONS AND WARRANTIES OF THE VENDOR REGARDING THE VENDOR

Each Vendor represents and warrants to the Purchaser that as of the date of this Agreement and as at the Closing Time, and subject to the satisfaction of the Conditions Precedent (as applicable), by reference to the facts and circumstances then existing:

     (a) it is a corporation duly organized and validly existing under the laws of the Commonwealth of Australia, is authorized to carry on business in the State in which the Lands are located, and now has good right, full power and absolute authority to sell and convey its interest in and to the Assets to the Purchaser according to the true intent and meaning of this Agreement;

     (b) the execution, delivery and the performance of this Agreement has been duly and validly authorized by any and all requisite corporate, shareholders' and directors' actions and will not result in any violation of, be in conflict with or constitute a default under any articles, charter, bylaw or other governing document to which the Vendor is bound;

     (c) the execution, delivery and performance of this Agreement, will not result in any violation of, be in conflict with or constitute a default under any term or provision of any agreement or document to which it is party or by which it is bound, nor under any Applicable Law;

     (d) this Agreement and any other agreements delivered in connection herewith constitute valid and binding obligations of the Vendor enforceable against it in accordance with their terms subject to the availability of equitable remedies and to laws and regulations relating to bankruptcy and creditor's rights;

     (e) other than the Approvals, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body exercising jurisdiction over the Assets, or the Vendor is required for the due execution, delivery and performance by it of this Agreement, other than authorizations, approvals or exemptions from requirement therefore, previously obtained and currently in force; and

     (f) it has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of this Agreement, the Transaction or any matter for which the Purchaser shall have any obligation or liability.

9.2 REPRESENTATIONS AND WARRANTIES OF THE VENDOR REGARDING THE ASSETS

Each Vendor represents and warrants to the Purchaser that as of the date of this Agreement and as at the Closing Time, by reference to the facts and circumstances then existing:

     (a) each of PL18, PL40 and PL280 has not been amended or modified and is in full force and effect and, to the Vendor's knowledge, no party thereto is in default thereunder;

     (b) no Person has made or, to the knowledge of the Vendor, is threatening to make, any Claim challenging the validity or enforceability of its interest in each of PL18, PL40 and PL280;

     (c) it has been paid all amounts due to it and borne all material expenses payable by it under each of PL18, PL40 and PL280 in accordance with its terms and in proportion to the Petroleum and Natural Gas Rights;

     (d) it has not subjected PL18, PL40 or PL280 to any Encumbrance other than the Permitted Encumbrances and is not obligated to pay a share of any costs arising under each of PL18, PL40 or PL280 that is disproportionate to the Petroleum and Natural Gas Rights;

     (e)  subject to the Permitted Encumbrances, it has not:

          (i) alienated or encumbered the Assets or any part or portion thereof, or

          (ii) committed or is aware of there having been committed any act or omission whereby its interest in and to the Assets or any part or portion thereof may be cancelled, reduced or terminated;

     (f) subject to the Permitted Encumbrances, the Assets are free and clear of all Encumbrances created by, through or under it or of which it has knowledge;

     (g) it has not received notice from any Third Party claiming an interest in and to any of the Assets adverse to the interest of the Vendor and it has no reason to believe that any such claim may be made;

     (h) it has not received notice of default and it is not in any default under any obligation, agreement, document, order, writ, injunction or decree of any court or of any commission or administrative agency, which might result in impairment or loss of its interest in and to any of the Assets or any impairment to or restrictions on the use and enjoyment of any of the Assets after Closing;

     (i) no Claim has been commenced against it or, to its knowledge, has been threatened against it or any Third Party, which might result in material impairment or loss of its interest in and to any of the Assets or the use and enjoyment thereof or which might otherwise materially and adversely affect any of the Assets (including the value thereof) or any rights to, and rights to enter upon, use or occupy the surface of any Lands; nor is it aware of any fact or circumstance that could reasonably be expected to give rise to such a Claim;

     (j) all amounts due and payable to Third Parties or its Affiliates prior to the date hereof and pertaining to any of the Assets have been fully paid, including (i) all royalties, (ii) any and all ad valorem and property taxes, and (iii) any and all production, severance and similar taxes, charges and assessments based upon or measured by the ownership or production of the Leased Substances or any of them or the receipt of proceeds therefore; provided however, in the case of any and all amounts due and payable prior to the time it first acquired an interest in and to any of the Assets to which such amounts pertain, provided that, in respect of any of the Assets that are not operated by it, it makes this representation and warranty only based upon its knowledge;

     (k) in respect of any of the Assets, except in connection with the AFEs, it has no financial commitments which are (individually) in excess of ten thousand Dollars ($10,000.00) or in the aggregate in excess of fifty thousand Dollars ($50,000.00) and which are due as of the date hereof or which may become due after the date hereof by virtue of matters occurring or arising prior to the date hereof, other than usual operating expenses incurred in the normal conduct of operations;

     (l) in respect of any of the Assets that are operated by it, it holds all valid Permits and similar rights and privileges, and, in respect of any of the Assets that are operated by Third Parties, it has not received written notice, nor is it aware that, such Third Parties do not hold all valid Permits and similar rights and privileges, that are required under Applicable Law to operate any of the Assets as presently operated;

     (m) in respect of any of the Assets that are operated by it, any and all of its operations on or in respect of any of the Assets have been, and, in respect of any of the Assets that are operated by Third Parties, it has not received written notice that such operations by Third Parties have not been, conducted in accordance, in all material respects, with good oil and gas industry practices and in material compliance with all Applicable Laws;

     (n) the Tangibles operated by it are, and, in respect of the Tangibles operated by Third Parties, to its knowledge are, in good and operable condition, reasonable wear and tear excepted;

     (o)  it has not received and is not aware of:

          (i) any orders or directives from any Governmental Authority having jurisdiction which relate to Environmental Liabilities and which require any work, repairs, construction or capital expenditures with respect to any of the Assets, where such orders or directives have not been complied with in all material respects;

          (ii) any demand or notice issued with respect to the breach of any Applicable Law or any other Claim relating to the Environment, Environmental Liabilities, health or safety applicable to any of the Assets, including respecting the use, storage, treatment, transportation or disposition of environmental contaminants or the abandonment or reclamation of any Wells, Facilities or Lands, which demand or notice remains outstanding on the date hereof;

          (iii) written notice that there has been any releases, deposits or discharges, in violation of Applicable Law, of any hazardous or toxic substances, contaminants or wastes into the Environment in respect of any of any of the Assets or the operation thereof of that have not been rectified in all material respects;

          (iv) any releases, deposits or discharges, in violation of Applicable Law, of any hazardous or toxic substances, contaminants or wastes into the Environment which if known to any Governmental Authority could reasonably be expected to lead to any order, directive, demand or notice described in clause9.2(o)(i), (ii) or (iii) above, that have not been rectified, remedied or abated in all material respects;

     (p)  it has no Take or Pay Obligations in respect of the Assets;

     (q) it has not received nor delivered any written notices, nor is it aware of, any material breach of or material default under or alleged material breach of or material default under of any provisions of any Petroleum Tenure or any of the agreements included in the Miscellaneous Interests;

     (r) subject to Permitted Encumbrances and the satisfaction by the Purchaser after Closing of all of the obligations accruing after Closing required to maintain the Petroleum Tenures in good standing, after Closing the Purchaser will have the right to hold and enjoy the Assets for the residue of their respective terms and all renewals or extensions thereof for the Purchaser's own use and benefit, without any lawful interruption of or by the Vendor or any Person claiming or able to claim by, through or under the Vendor;

     (s) to its knowledge, (i) the Assets are not bound by or comprised of any contract or other arrangement for the sale, gathering, processing, treating, storage, balancing, compression, transmission, transportation, injection or subsurface disposal, fractionation of, or the provision of any similar services in respect of, any (A) Petroleum Substances, (B) construction, ownership and operating agreements, (C) agreements for the use of wellbores, or (D) agreements for the contract operation of any Wells or Tangibles by a Third Party or any custom usage of the Facilities or other Tangibles by a Third Party; and (ii) it is not a party to any such contract or arrangement for which it is liable; except for, in each case of (i) and (ii) above, any agreements or arrangements identified in a Schedule, including the Assumed Contracts, or contracts or arrangements which are terminable without penalty on 31 days or less notice;

     (t) other than as identified in Schedule "B" under the heading "Leased Tangibles", none of the Tangibles are leased or rented;

     (u) all material information in its possession and control that pertains to the Assets or the condition or operation thereof, including records, files and documents relating to any of the Assets, Petroleum Tenures, Assumed Contracts, AFEs and all other material agreements, instruments and other documents included in the Miscellaneous Interests or identified in a Schedule has been or will be made available for review by the Purchaser or its Representatives on or prior to Closing;

     (v) to the extent that another Person was disposing of its share of production from or allocated to any of the Assets prior to the date hereof, to its knowledge;

          (i) it has been receiving its share of the proceeds from the disposition of such production from or allocated to such Assets; and

          (ii) no Person other than the Vendor has claimed any entitlement to such proceeds;

     (w) to its knowledge each Well for which it was or is the operator has been drilled by the Vendor and, if completed, completed and operated by the Vendor, in all material respects, in accordance with generally accepted oil and gas field practices and the material requirements of the Applicable Laws as they existed at the relevant time;

     (x) other than the Wells described in Schedule "A", to its knowledge there are no wells located on the Lands for which the Purchaser will assume any liability by virtue of the completion of this Transaction;

     (y) to its knowledge each Well that has been abandoned has been plugged and abandoned by the Vendor, and the wellsite therefore properly restored, in all material respects, in accordance with generally accepted oil and gas field practices and the material requirements of the Applicable Laws as they existed at the relevant time;

     (z) to its knowledge the Tangibles have been constructed, installed, maintained and operated, in all material respects, in accordance with generally accepted oil and gas field practices and the material requirements of the Applicable Laws as they existed at the relevant time; and

     (aa) as of the date hereof, to the Vendor's knowledge, no royalty or joint venture audits have been demanded or are underway pursuant to the Petroleum Tenures in respect of any of the Assets.

9.3              APPLICATION OF WARRANTIES

Each of the Warranties:

     (a) is separate and independent and not limited or restricted by any other Warranty; and

      (b) continues in full force after Closing.

9.4              QUALIFICATIONS TO WARRANTIES

The Warranties are qualified by, and the Purchaser and any Affiliate of the Purchaser may not make any Warranty Claim for, anything:

     (a)  fairly disclosed in this Agreement or the Disclosure Letter; or

     (b) the Purchaser has actual knowledge of before entering in this Agreement.

9.5              EXCLUSION OF OTHER REPRESENTATIONS AND WARRANTIES

Except as expressly stated in the Warranties, the Vendor give no representations or warranties whatever about anything including:

     (a) future matters, including the future value or performance of the Assets; or

     (b) the accuracy or completeness of any information provided to the Purchaser about the Assets.

9.6              PURCHASER'S ACKNOWLEDGMENTS

The Purchaser acknowledges and agrees that:

     (a) the Warranties are the only representations and warranties the Vendor has given;

     (b) the Warranties are the only representations and warranties the Purchaser has relied on in entering into this Agreement;

     (c) before entering into this Agreement, it did not know of anything that was likely to result in a Warranty Claim.

9.7              NOTICE OF WARRANTY CLAIMS

     (a) The Purchaser must give the Vendor written notice of a Warranty Claim or anything the Purchaser becomes aware of that is reasonably likely to result in a Warranty Claim (including any Third Party Claim) (a "WARRANTY CLAIM NOTICE").

     (b) A Warranty Claim Notice must include reasonable details of the Warranty Claim (to the extent known by the Purchaser) including:

          (i)  the nature of the Warranty Claim;

          (ii) the circumstances resulting in the Warranty Claim;

          (iii) whether the Warranty Claim involves a Third Party Claim; and

          (iv) a bona fide estimate of the likely amount of the Warranty Claim and the basis for that estimate.

9.8              MITIGATION

Without limiting the Purchaser's obligations at law or the Vendor's rights under clause 15.14, the Purchaser must take reasonable steps to minimise the Losses and Liabilities incurred by it or any Affiliate of it in connection with anything that is reasonably likely to result in a Warranty Claim.

9.9 TIME LIMITS FOR WARRANTY CLAIM NOTICES AND WARRANTY CLAIMS

The Vendor will not be liable for any Warranty Claim unless they receive a Warranty Claim Notice for the Warranty Claim within twelve (12) months after the Closing Date.

9.10             LOWER LIMITS FOR WARRANTY CLAIMS

The Vendor will not be liable for a Warranty Claim unless:

     (a) the amount of the Warranty Claim is more than ten thousand Dollars ($10,000.00); and

     (b) the aggregate amount of all Warranty Claims more than ten thousand Dollars ($10,000.00) exceeds fifty thousand Dollars ($50,000.00);

in which case the Vendor will be liable only for the excess amount.

9.11             UPPER LIMIT FOR WARRANTY CLAIMS

The Vendor's maximum, total, aggregate and combined liability for Warranty Claims, and all other Claims under this Agreement, is limited to three million Dollars ($3,000,000.00).

9.12             OTHER LIMITS

The Vendor will not be liable for a Warranty Claim to the extent that:

     (a) it results from any voluntary act, omission, arrangement or transaction of the Purchaser or any Related Party of the Purchaser after Closing;

     (b) anything causing the Warranty Claim is remediable and is remedied by the Vendor within ninety (90) days after the Vendor receives the Warranty Claim Notice for that Warranty Claim;

     (c) anything causing the Warranty Claim entitles the Purchaser or any Affiliate of the Purchaser to any, and the Purchaser or such Affiliate of the Purchaser actually recovers any:

          (i) tax allowance, credit, deduction, exemption, rebate, relief or set-off;

          (ii) compensation or indemnification under any insurance policy;

          (iii) recovery under any Third Party Claim; or

          (iv) other credit, recovery or benefit; or

     (d) it results from any change (whether applying retrospectively or not) after Closing to any Applicable Law.

9.13             RECOVERY ONCE

The Purchaser and any Related Parties of the Purchaser may not recover from the Vendor more than once for anything causing any Warranty Claim; provided that this clause shall not be construed as a waiver by the Purchaser of a continuing breach by the Vendor.

9.14             REIMBURSEMENT IF SUBSEQUENT RECOVERY FROM THIRD PARTIES

If the Purchaser or any Related Parties of the Purchaser receive any payment from or on behalf of the Vendor for any Warranty Claim ("VENDOR PAYMENT") and the Purchaser or any Related Parties of the Purchaser subsequently recover any amount from any Third Party (including under a Third Party Claim) for anything causing that Warranty Claim ("RECOVERED AMOUNT"), the Purchaser must promptly:

     (a)  notify the Vendor of the Recovered Amount; and

     (b)  pay the Vendor an amount equal to the lesser of:

          (i) the Recovered Amount less any reasonable costs and expenses incurred by the Purchaser or any Related Parties of the Purchaser (as the case may be) in making that recovery; and

          (ii) the Vendor Payment.

9.15             REDUCTION IN CONSIDERATION

Any payment by the Vendor for a Warranty Claim will be treated as a reduction in the Consideration.

9.16             REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Vendor that as of the date of this Agreement and as at the Closing Time, by reference to the facts and circumstances then existing:

     (a) the Purchaser is a corporation duly organized and validly existing under the laws of Australia,

     (b) the Purchaser, is or by the Closing Time will be authorized to carry on business in the State in which the Lands are located, and now has or by the Closing Time will have good right, full power and absolute authority to purchase the Assets according to the true intent and meaning of this Agreement;

     (c) the execution, delivery and performance of this Agreement has been duly and validly authorized by any and all requisite corporate, shareholders' and directors' actions and will not result in any violation of, be in conflict with or constitute a default under any articles, charter, bylaw or other governing document to which the Purchaser is bound;

     (d) the execution, delivery and performance of this Agreement will not result in any violation of, be in conflict with or constitute a default under any term or provision of any agreement or document to which the Purchaser is party or by which the Purchaser is bound, nor under any Applicable Law;

     (e)  this Agreement has been duly executed and delivered by the Purchaser;

     (f) this Agreement and any other agreements delivered in connection herewith constitute valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their terms subject to the availability of equitable remedies and to laws and regulations relating to bankruptcy and creditor's rights;

     (g) other than the Approvals, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority exercising jurisdiction over any of the Assets is required for the due execution, delivery and performance by the Purchaser of this Agreement, other than authorizations, approvals or exemptions from requirement therefore, previously obtained and currently in force; and

     (h) the Purchaser has not incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees in respect of this Agreement or the transaction to be effected by it for which the Vendor shall have any obligation or liability.

                                   ARTICLE 10
                                CONFIDENTIALITY

10.1             CONFIDENTIAL INFORMATION

Until Closing has occurred, the Purchaser shall keep confidential all information respecting the Assets obtained from the Vendor. Such confidential information respecting the Assets shall be used only for the purposes of this acquisition and disclosed only to those of its Representatives with a need to know such information in connection with the Transaction. In addition, any information obtained by the Purchaser as a result of such access which does not relate to the Assets shall continue to be treated as confidential and shall not be used by the Purchaser without the prior written consent of the Vendor, which may be withheld in the Vendor's sole discretion. The foregoing restrictions on disclosure and use of information shall not apply to information, to the extent that the Purchaser can show by documentary evidence that such information is:

     (a) publicly available through no act or omission of the Purchaser or its Representatives;

     (b) subsequently obtained lawfully from a Third Party who is not bound to the Vendor to restrict the use or disclosure of such information;

     (c) already in the Purchaser's possession at the time of disclosure, without any restriction on its disclosure; or

     (d) required to be disclosed pursuant to Applicable Law or by the direction of any Governmental Authority having jurisdiction or the rules of any stock exchange.

Specific items of information shall not be considered to be in the public domain merely because more general information respecting the Assets is in the public domain.

10.2             ACCESS BY REPRESENTATIVES

The Purchaser shall be responsible to the Vendor for ensuring that its Representatives comply with the restrictions on the use and disclosure of the information set forth in clause 10.1, and the Purchaser shall be liable to the Vendor for any and all damages, costs and expenses that the Vendor may suffer or incur as a result of any unauthorized use or disclosure of such confidential information by such Representatives of the Purchaser.

10.3             RETURN OF DOCUMENTS

Other than any of the following that are required or desirable to pursue a potential Claim under this Agreement, if Closing does not occur and this Agreement is terminated, the Purchaser shall ensure that all documents, working papers and other written material obtained from the Vendor in connection with this Agreement are returned to the Vendor forthwith. In addition, all copies of such information, whether electronic or hard copies, and all documents prepared by the Purchaser and its Representatives containing such information shall be destroyed and, if requested by the Vendor, an officer of the Purchaser shall provide a certificate, in form and content reasonably satisfactory to the Vendor, confirming that all such documents and copies have been returned to the Vendor or destroyed.

                                   ARTICLE 11
                          LIABILITIES AND INDEMNITIES

11.1             VENDOR'S INDEMNITIES

Except to the extent any Claim arises out of or relates to events or circumstances which would constitute a breach of a representation, warranty or covenant of the Purchaser under this Agreement for which the Purchaser would be liable to indemnify the Vendor pursuant to clause11.2 and subject to the qualifications and limitations in clauses 9.7 to 9.14 (which are to be read as if a reference to a 'Warranty Claim' were a reference to a Claim by the Purchaser against the Vendor (or either of them) under this clause 11.1), 11.2 and 11.3, from and after Closing, the Vendor shall be liable for and, as an independent covenant, shall indemnify, defend and save harmless the Purchaser and its Related Parties from and against any and all Purchaser's Losses that any of them may suffer, sustain, pay or incur and all Claims made against the Purchaser or any of its Related Parties, in each case, to the extent caused by or arising out of or resulting from (i) breaches of the representations or warranties made by the Vendor in clause 9.1 and 9.2; or (ii) breaches of covenants made by the Vendor in this Agreement.

11.2             PURCHASER'S INDEMNITIES

     (a) Except to the extent any Claim arises out of or relates to events or circumstances which constitute a breach of a representation, warranty or covenant of the Vendor under this Agreement for which the Vendor would be liable to indemnify the Purchaser pursuant to clause 11.1 and, subject to clauses 11.1 and 11.3, from and after Closing, the Purchaser shall be liable for and, as an independent covenant, shall indemnify, defend and save harmless the Vendor and its Related Parties from and against any and all Vendor's Losses that any of them may suffer, sustain, pay or incur and all Claims made against the Vendor or any of its Related Parties, in each case, to the extent:

          (i) subject to clause 9.3, caused by or arising out of or resulting from breaches of the representations or warranties made by the Purchaser in clause 9.16, for which written notice of such Losses and Liabilities or Claims with reasonable particulars shall have been provided by the Vendor to the Purchaser within twelve (12) months from the Closing Time;

          (ii) caused by or arising out of or resulting from breaches of covenants made by the Purchaser in this Agreement;

          (iii) caused by or arising out of the ownership or operation of the Assets by the Purchaser from and after the Closing Time;

          (iv) arising out of the Vendor holding title (registered or otherwise) to any of the Assets after Closing in accordance with the terms of this Agreement, which relate to events or circumstances occurring after Closing; and

          (v) caused by or arising out of or resulting from all Environmental Liabilities, however and by whomsoever caused, and whether such Environmental Liabilities occur or arise in whole or in part prior to, at or subsequent to the Closing Time. The Purchaser shall not be entitled to exercise and hereby waives any rights or remedies the Purchaser may now or in the future have against the Vendor in respect of such Environmental Liabilities, whether such rights and remedies are pursuant to the common law or statute or otherwise, including the right to name the Vendor as a third party to any action commenced by any Third Party against the Purchaser.

     (b) From and after Closing, the Purchaser shall see to the timely performance of all Abandonment and Reclamation Obligations pertaining to the Assets. Subject to clauses 11.1 and 11.3, the Purchaser shall be liable to the Vendor for and shall, in addition, indemnify the Vendor and its Related Parties from and against, all Losses and Liabilities suffered, sustained, paid or incurred by any of them should the Purchaser fail to timely perform such obligations.

11.3             INDEMNIFICATION ACTIONS

For purposes of this clause 11.3, the term "INDEMNIFYING PERSON" when used in connection with particular Losses and Liabilities shall mean the Person having an obligation to indemnify another Person or Persons with respect to such Losses and Liabilities pursuant to clauses 8.1(a), 11.1 and 11.2, and the term "INDEMNIFIED PERSON" when used in connection with particular Losses and Liabilities shall mean a Person having the right to be indemnified with respect to such Losses and Liabilities pursuant to clauses 8.1, 11.1 and 11.2. All claims for indemnification under clauses 8.1(a), 11.1 and 11.2 shall be asserted and resolved as follows:

     (a) to make a claim for indemnification under clauses8.1(a), 11.1 and 11.2, an Indemnified Person shall notify the Indemnifying Person of its claim, including specific details of and specific basis under this Agreement for its claim (the "CLAIM NOTICE"). If the claim for indemnification is based upon a claim by a Third Party against the Indemnified Person (a "THIRD PARTY CLAIM"), the Indemnified Person shall provide its Claim Notice promptly after the Indemnified Person has actual knowledge of the Third Party Claim and shall enclose a copy of all papers (if any) served with respect to the Third Party Claim; provided that the failure of any Indemnified Person to give notice of a Third Party Claim as provided in this clause 11.3 shall not relieve the Indemnifying Person of its obligations under clauses8.1(a), 11.1 and 11.2 except to the extent such failure materially prejudices the Indemnifying Person's ability to defend against the Third Party Claim;

     (b) in the case of a claim for indemnification based upon a Third Party Claim, the Indemnifying Person shall have thirty (30) days from its receipt of the Claim Notice to notify the Indemnified Person whether it admits or denies its obligation to defend the Indemnified Person against such Claim under this Article. If the Indemnifying Person does not notify the Indemnified Person within such thirty (30) day period regarding whether the Indemnifying Person admits or denies its obligation to defend the Indemnified Person, the Losses and Liabilities for which the Indemnified Person is seeking indemnity shall be conclusively deemed a liability of the Indemnifying Person hereunder. The Indemnified Person is authorized, prior to and during such thirty (30) day period, to file any motion, answer or other pleading that it shall deem necessary or appropriate to protect its interests or those of the Indemnifying Person and that is not prejudicial to the Indemnifying Person;

     (c) if the Indemnifying Person admits its obligation to indemnify the Indemnified Person, it shall have the right and obligation to diligently defend, at its sole cost and expense, the Third Party Claim. The Indemnifying Person shall have full control of such defence and proceedings, including any compromise or settlement thereof. If requested by the Indemnifying Person, the Indemnified Person agrees to cooperate in contesting any Third Party Claim which the Indemnifying Person elects to contest (provided, however, that the Indemnified Person shall not be required to bring any counterclaim or cross-complaint against any Person). The Indemnified Person may participate in, but not control, any defence or settlement of any Third Party Claim controlled by the Indemnifying Person pursuant to this subclause (c). An Indemnifying Person shall not, without the written consent of the Indemnified Person, such consent not to be unreasonably withheld, settle any Third Party Claim or consent to the entry of any judgment with respect thereto that (i) does not result in a final resolution of the Indemnified Person's liability with respect to the Third Party Claim (including, in the case of a settlement, an unconditional written release of the Indemnified Person from all liability in respect of such Third Party Claim) or (ii) may materially and adversely affect the Indemnified Person (other than as a result of money damages covered by the indemnity);

     (d) if the Indemnifying Person does not admit its obligation to indemnify the Indemnified Person or admits its obligation but fails to diligently defend or settle the Third Party Claim, the Indemnified Person shall have the right to defend against the Third Party Claim (at the sole cost and expense of the Indemnifying Person, if the Indemnified Person is entitled to indemnification hereunder), with counsel of the Indemnified Person's choosing, subject to the right of the Indemnifying Person to admit its obligation to indemnify the Indemnified Person and assume the defence of the Third Party Claim at any time prior to settlement or final determination thereof. If the Indemnifying Person has not yet admitted its obligation to indemnify the Indemnified Person, the Indemnified Person shall send written notice to the Indemnifying Person of any proposed settlement and the Indemnifying Person shall have the option for ten (10) days following receipt of such notice to (i) admit in writing its obligation for indemnification with respect to such Third Party Claim and (ii) if its obligation is so admitted, assume the defence of the Third Party Claim, including the power to reject the proposed settlement. If the Indemnified Person settles any Third Party Claim over the objection of the Indemnifying Person after the Indemnifying Person has timely admitted its obligation for indemnification in writing and assumed the defence of the Third Party Claim, the Indemnified Person shall be deemed to have waived any right to indemnity therefore; and

     (e) in the case of a claim for indemnification not based upon a Third Party Claim, the Indemnifying Person shall have thirty (30) days from its receipt of the Claim Notice to (i) cure the Losses and Liabilities complained of, (ii) admit its obligation to indemnify the Indemnified Person for such Losses and Liabilities or (iii) dispute the Indemnified Person's claim for such Losses and Liabilities. If the Indemnifying Person does not notify the Indemnified Person within such thirty (30) day period that it has cured the Losses and Liabilities or that it disputes the claim for such Losses and Liabilities, the amount of such Losses and Liabilities shall conclusively be deemed an obligation of the Indemnifying Person hereunder.

11.4             SUBROGATION

If a Party indemnifies another Party or any of its Related Parties for Losses and Liabilities pursuant to this Agreement, the indemnifying Party shall be subrogated to all rights of the other Party and its Related Parties to recover such Losses and Liabilities from any Third Party.

11.5             STATUTES OF LIMITATIONS

Unless otherwise expressly specified in this Agreement, any Claim may be made and enforceable by a Party pursuant to or based in any way upon a representation, warranty, covenant or indemnity in this Agreement at any time until the expiration of all applicable statutes of limitations with respect to the matters covered thereby.

11.6             NO CONSEQUENTIAL LOSSES

Notwithstanding any other provision of this Agreement in no event shall a Party be liable for any indirect, special, aggravated, consequential, exemplary or punitive damages suffered, paid, sustained by the other Party or its Related Parties, or be liable to indemnify the other Party or its Related Parties from or against any of the foregoing, howsoever arising under or in respect of this Agreement, including in respect of any termination thereof.

                                   ARTICLE 12
                       INDEPENDENT EXPERT DETERMINATIONS

12.1             DISPUTE RESOLUTION PROCEDURE

     (a) Any disputed matter referred to the Independent Expert must be resolved in accordance with the procedures set out in this clause.

     (b) The disputed matters must be referred to the Independent Expert by written submission which must include copies of relevant documentation relating to the dispute and reference to the relevant provisions of this Agreement.

     (c) The Independent Expert must be instructed to finish his or her determination as soon as practicable and in any event no later than 10 Business Days after his or her appointment (or other period agreed by the Vendor and the Purchaser).

     (d) The Vendor and the Purchaser must promptly supply the Independent Expert with any information, assistance and cooperation requested in writing by the Independent Expert in connection with his or her determination. All correspondence between the Independent Expert and a Party must be copied to the other Parties.

     (e) The Independent Expert will determine the procedures for settlement of the disputed matter.

     (f) The Independent Expert shall act as an independent expert and not an arbitrator. The Independent Expert's decision will be conclusive, final and binding on the Parties (except in the case of manifest error).

     (g) The costs of the Independent Accountant will be paid as determined by the Independent Expert, having regard to the relative position of the Parties on the disagreement.

                                   ARTICLE 13
                                      GST

13.1             INTERPRETATION

Words or expressions used in this clause 13 which are defined in the A New Tax System (Goods and Services Tax) Act 1999 (Cth) (GST ACT) have the same meaning in this clause.

13.2             GOING CONCERN AGREEMENT

     (a) The Vendor and the Purchaser agree that the sale of the Assets under this Agreement constitutes the supply of a going concern for the purposes of the GST Act.

     (b) Within 10 Business Days following execution of this Agreement, the Purchaser and the Vendor will jointly seek a private ruling from the relevant Governmental Authority that the supply of the Assets under this Agreement constitutes a supply of a going concern for GST purposes. The cost of obtaining such private ruling will be on account of the Purchaser.

13.3             VENDOR WILL CARRY ON ENTERPRISE

The Vendor undertakes that it will carry on the enterprise transferred under this Agreement until the day that the supply is made for the purposes of the GST Act.

13.4             PURCHASER REGISTRATION FOR GST

The Purchaser warrants that within a reasonable time following the execution of this Agreement it will register for GST purposes and that it will be registered for GST purposes prior to Closing. The Purchaser will provide written evidence of its GST registration to the Vendor as soon as practicable after such registration is obtained. If the Purchaser does not provide evidence of registration as required, the Vendor may elect to treat the supply of the Assets as a taxable supply and accordingly the Purchaser must pay the GST Amount (calculated under clause 13.5) to the Vendor on the Closing Date.

13.5             GST GROSS UP

If notwithstanding clause 13.2, the applicable Governmental Authority determines that the Vendor is liable to pay GST on a supply made under or in connection with this Agreement:

     (a) the Purchaser must pay to the Vendor in addition to the Consideration and any other consideration to be provided by the Purchaser to the Vendor for that supply under this Agreement ('GST exclusive consideration'), an amount equal to the GST exclusive consideration multiplied by the prevailing rate of GST ('GST Amount');

     (b) in addition to the GST Amount, the Purchaser must pay to the Vendor an amount equal to any interest, fines, penalties and additional tax payable by the Vendor as a result of the supply of the Property being incorrectly treated as a supply of a going concern or otherwise resulting from the GST payable on the supply being paid late or the GST Amount being paid late;

     (c) the GST Amount and any amount payable under clause 13.5(b) must be paid by the Purchaser to the Vendor within two (2) Business Days of the Vendor issuing a tax invoice to the Purchaser for the relevant taxable supply, except where the GST Amount is payable on the Closing Date under clause 13.4; and

     (d) it will not be a defence to any claim against the Purchaser pursuant to this clause 13.5 that the Vendor did not pay the GST on the supply when it fell due under the GST

                Act.

13.6             REIMBURSEMENTS (NET DOWN)

If a payment to a Party under this clause 13 is a reimbursement or indemnification, calculated by reference to a loss, cost or expense incurred by that Party, then the payment will be reduced by the amount of any input tax credit to which that Party, or the representative member of the GST group of which either of the Vendor is a member, is entitled for that loss, cost or expense.

13.7             RIGHTS

Rights under this clause 13.7 continue after the Closing Date, whether or not other rights continue.

13.8             ADJUSTMENTS

If an adjustment event occurs in relation to a taxable supply made under or in connection with this Agreement then the consideration payable in respect of the supply shall also be adjusted as follows:

     (a) if the adjustment event gives rise to an increase in the GST payable by the Vendor in relation to the supply, a payment equal to that increase will be made by the Purchaser to the Vendor; and

     (b) if the adjustment event gives rise to a decrease in the GST payable by the Vendor in relation to the supply, a payment equal to that decrease will be made by the Vendor to the Purchaser.

Any payment that is required under this clause 13.8 will be made within five (5) Business Days of the issuing of an adjustment note or an amended tax invoice, as the case may be, by the Vendor. If the adjustment event gives rise to an adjustment, the Vendor must issue an adjustment note to the Purchaser as soon as the Vendor become aware of the adjustment event.

13.9             PETROLEUM RENT RESOURCES TAX

If the Petroleum Tenures transferred to the Purchaser are subject to PRRT and constitute Project Interests, then the Vendor agrees:

     (a) at no cost of the Purchaser, that it will provide the Purchaser with all information relating to the four (4) year period prior to the Closing Time; and

     (b) at the cost of the Purchaser, that it will use its reasonable endeavours to provide the Purchaser with all information relating to any time prior to the four (4) year period priorto the Closing Time;

in each case reasonably required by the Purchaser to allow it to calculate its Starting Base for the Petroleum Tenures, excluding information which may be subject to confidentiality obligations to a Third Party or the subject of legal professional privilege. Such information may include, but is not limited to, accounts (financial and management), tax returns, invoices, transaction listings, royalty returns and other contractual information relating to the period prior to Closing. The Vendor also agrees, at the cost of the Purchaser, to use its reasonable endeavours to assist the Purchaser to obtain such information that is not in the possession of the Vendor.

                                   ARTICLE 14
                                   STAMP DUTY

14.1             STAMP DUTY

Any stamp duty, duties or other taxes of a similar nature (including fines, penalties and interest and any increase in stamp duty which becomes payable as a result of the sale of the Assets not being a sale of a going concern) in connection with this Agreement or a transaction contemplated by this Agreement, must be paid by the Purchaser. The Purchaser must promptly attend to stamping of this agreement and all related documentation including all forms of transfer.

                                   ARTICLE 15
                                 MISCELLANEOUS

15.1             FURTHER ASSURANCES

At Closing and thereafter as may be necessary or desirable, and without further consideration, the Parties shall execute, acknowledge and deliver such other instruments and shall take such other action as may be reasonably necessary to carry out their respective obligations under this Agreement. Until the Purchaser is novated, with respect to the interest of the Vendor in and to the Assets, into the Petroleum Tenures and any other agreements and documents to which the Assets are subject, the Vendor shall act as the Purchaser's agent as the Purchaser reasonably and lawfully directs. The Purchaser shall be liable to the Vendor and shall, in addition, indemnify the Vendor from and against, all of the Vendor's Losses arising in connection with all acts or omissions of the Vendor in its capacity as agent of the Purchaser to the extent such acts and omissions were expressly or impliedly authorized by the Purchaser.

15.2             ACCESS TO RECORDS

For a period of not less thanseven (7)years after the Closing Time, the Purchaser shall allow the Vendor and its Representatives, to have access to the premises of the Purchaser during normal business hours of the Purchaser in order to inspect and take copies, at the Vendor's sole cost, of such information delivered by the Vendor to the Purchaser in accordance with this Agreement, if reasonably required by the Vendor, in connection with any joint venture audit, any potential or threatened legal or administrative proceeding by or against the Vendor in relation to the Assets, or to enable the Vendor to comply with a law or the requirement of any Governmental Authority. Nothing herein shall prevent the Vendor from making and retaining copies of any such documents at any time, provided that, if during such seven (7) year period the Purchaser intends to destroy any such information, the Purchaser shall provide the Vendor with notice of such intended destruction and shall provide the Vendor a reasonable opportunity (not to be less than ninety (90) days from the date of such notice) to copy, at the Vendor's sole cost, any such information which the Purchaser intends to destroy. The Vendor shall keep all such information and documents confidential.

15.3             JOINT AND SEVERAL LIABILITY

All obligations and liabilities of each Party comprising the "Vendor" (being BPL and DAPL), in respect of all covenants, representations, warranties, liabilities and obligations in this Agreement, shall be joint and several.

15.4             GOVERNING LAW

This Agreement shall be construed in accordance with the laws of the State of Queenslandand the Commonwealth laws of Australia applicable therein, without reference to any provision thereof which would refer the choice of law to the law of another jurisdiction. Subject to clause 12.1, the Parties irrevocably submit to the non-exclusive jurisdiction of the courts of the State of Queensland in respect of all matters under or relating to this Agreement or the Transaction.

15.5             TRANSFER OF OPERATORSHIP

The Vendor shall do all such commercially reasonable things as the Purchaser may request in order to assist the Purchaser to become the operator of those of the Assets which the Purchaser desires to operate and which the Vendor operates as of the Closing Time.

15.6             COSTS AND EXPENSES

Unless otherwise provided for in this Agreement, all fees, costs and expenses incurred in connection with the Transaction shall be paid by the Party incurring such cost or expense.

15.7             TIME OF ESSENCE

Time shall be of the essence in this Agreement.

15.8             NOTICES

The address for notices of each of the Parties shall be as follows:


--------------------------------------------------------------------------------

PURCHASER:                               BPL:
--------------------------------------------------------------------------------
Chelsea Oil Australia Pty Ltd            Brisbane Petroleum Ltd.
c/o Torys LLP
Suite 800                                Brisbane, Queensland
400-3rd  Avenue S.W.                     65 Burswood Road
Calgary, Alberta                         Burswood
T2P 4H2                                  Western Australia
Attention: Janan Paskaran                Attention: Lindsay Colless
Fax: (403) 776-3800                      Fax: 08 9227 8178



--------------------------------------------------------------------------------

DAPL:                                    ACOR:

Delbaere Associates Pty. Limited         Australian-Canadian Oil Royalties Ltd.
23 Wallangra Road                        c/o Torys LLP
Dover Heights                            Suite 800
NSW 2030                                 400-3rd Avenue S.W.
Attention: Mauri Delbaere                Calgary, Alberta
Fax: 612 9388-1323                       T2P 4H2
                                         Attention: Janan Paskaran
                                         Fax: (403) 776-3800
--------------------------------------------------------------------------------

Each Party may from time to time change its address for service herein by giving written notice to the other Parties. Any notice, required or contemplated hereunder, may be given by personal service or by facsimile transmission. Any notice given by personal service or by facsimile transmission to a Party hereto shall be deemed to be given on the date of such delivery; provided that if such delivery occurs on a day that is not a Business Day, delivery will be deemed to have occurred on the next Business Day thereafter.

15.9             ENTIRE AGREEMENT

The provisions contained in any and all documents and agreements collateral hereto shall at all times be read subject to the provisions of this Agreement and, in the event of conflict, the provisions of this Agreement shall prevail. No amendments shall be made to this Agreement unless in writing, executed by the Parties. This Agreement supersedes all other agreements, documents, writings and verbal understandings among the Parties relating to the subject matter hereof and this Agreement expresses the entire agreement of the Parties with respect to the subject matter hereof.

15.10            ASSIGNMENT AND ENUREMENT

     (a) Subject to subclause (b), this Agreement may not be assigned by a Party without the prior written consent of the other Party, which consent may be unreasonably and arbitrarily withheld.

     (b) Notwithstanding subclause (a), after Closing, either Party may assign this Agreement to an Affiliate, provided that the assigning Party remains bound by this Agreement notwithstanding such assignment.

     (c) This Agreement shall be binding upon and shall enure to the benefit of the Parties and their respective administrators, trustees, receivers, successors and permitted assigns.

15.11            ANNOUNCEMENTS

Except as may be required by Applicable Law or the rules of any stock exchange, neither Party will make any press release or other public disclosure of this Agreement or the Transaction without the prior consent of the other Party, not to be unreasonably withheld or delayed. The Parties will consult with each other on public disclosure with a view to joint disclosure where practicable or where required by Applicable Law or stock exchange rules.

15.12            NO MERGER

The covenants, representations, warranties and indemnities contained in this Agreement shall be deemed to be restated in any and all other documents conveying the interests of the Vendor in and to the Assets to the Purchaser, subject to any and all time and other limitations contained in this Agreement. There shall not be any merger of any covenant, representation, warranty or indemnity in such assignments, conveyances, transfers and other documents notwithstanding any rule of law, equity or statute to the contrary and such rules are hereby waived.

15.13            SEVERABILITY

If any provision of this Agreement is held to be invalid, illegal or unenforceable, the invalidity, illegality or unenforceability will not affect any other provision of this Agreement and this Agreement will be construed as if the invalid, illegal or unenforceable provision had never been contained herein unless the deletion of the provision would result in such material change to cause the completion of the Transaction to be unreasonable.

15.14            WAIVER

No failure on the part of either Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any right or remedy in law or in equity or by statute or otherwise conferred. No waiver of any provision of this Agreement, including this clause, shall be effective otherwise than by an instrument in writing dated subsequent to the date hereof, executed by a duly authorized representative of the Party making such waiver.

15.15            WAIVER OF SOVEREIGN IMMUNITY

Each Party consents generally to the issue of any process in connection with court or arbitration proceedings and to the giving of any type of relief or remedy against it, including the making, enforcement or execution against any of its property or assets (regardless of its or their use or intended use) of any order, judgment or arbitration award. Notwithstanding the foregoing sentence, to the extent that a Party hereto or any of its property or assets is or are entitled in any jurisdiction to any sovereign immunity from service of process or of other documents relating to court or arbitration proceedings, or to any sovereign immunity from jurisdiction, suit, judgment or arbitration award, execution, attachment (whether before judgment or arbitration award, in aid of execution or otherwise) or other legal process, this is irrevocably waived to the fullest extent permitted by the law of that jurisdiction. Each Party hereto also irrevocably agrees not to claim any such immunity for itself or its property or assets.

15.16            AMENDMENT

This Agreement shall not be varied in its terms or amended by oral agreement or by representations or otherwise other than by an instrument in writing dated subsequent to the date hereof, executed by a duly authorized representative of each Party.

15.17            COUNTERPART EXECUTION

This Agreement may be executed in counterpart and all executed counterparts together shall constitute one agreement. Signature pages from separate counterparts may be faxed and delivered by electronic means and may be combined to form a single counterpart. This Agreement shall not be binding upon any Party unless and until executed by all Parties.

IN WITNESS WHEREOF the Parties have executed this Agreement as of the date first above written.



EXECUTED by BRISBANE PETROLEUM
LTD ACN 009 065 043 in accordance with
Section 127 of the Corporations Act 2001


/s/ Kin T. Tshin                            /s/ Mauri Delbaere
-----------------------------------------   ------------------------------------
Signature of director                       Signature of director/company
                                            secretary
                                            (Please delete as applicable)

Kin T. Tshin                                Mauri Delbaere
-----------------------------------------   ------------------------------------
Name of director (print)                    Name of director/company secretary
                                            (print)


EXECUTED by DELBAERE ASSOCIATES PTY. LIMITED
ACN 003 197 939 in accordance with Section 127
of the Corporations Act 2001


/s/ Donna Delbaere                          /s/ Mauri Delbaere
-----------------------------------------   ------------------------------------
Signature of director                       Signature of director/company
                                            secretary
                                            (Please delete as applicable)

Donna Delbaere                              Mauri Delbaere
-----------------------------------------   ------------------------------------
Name of director (print)                    Name of director/company secretary
                                            (print)


EXECUTED by CHELSEA OIL AUSTRALIA PTY LTD in accordance with Section 127 of the Corporations
Act 2001



/s/ Evan Chadwick                           /s/ Jesse Meidl
-----------------------------------------   ------------------------------------
Signature of director                       Signature of director/company
                                            secretary
                                            (Please delete as applicable)

Evan Chadwick                               Jesse Meidl
-----------------------------------------   ------------------------------------
Name of director (print)                    Name of director/company secretary
                                            (print)


SIGNED for AUSTRALIAN-CANADIAN OIL ROYALTIES
LTD.(for the sole purpose of the issuance of
the Consideration Shares) by an authorised
officer in the presence of                  /s/ Andre Sakhai
                                            ------------------------------------
                                            Signature of officer

/s/ Robert Kamon                            /s/ Andre Sakhai
-----------------------------------------   ------------------------------------
Signature of witness                        Name of officer (print)

Robert Kamon                                President
-----------------------------------------   ------------------------------------
Name of witness (print)                     Office held